                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF DECEMBER 26, 1999,

                                  BY AND AMONG

              PRISON REALTY TRUST, INC., CCA ACQUISITION SUB, INC., PMSI ACQUISITION SUB, INC. AND JJFMSI ACQUISITION SUB, INC.;

                                       AND

                       CORRECTIONS CORPORATION OF AMERICA;

                                       AND

                        PRISON MANAGEMENT SERVICES, INC.;

                                       AND

                      JUVENILE AND JAIL FACILITY MANAGEMENT
                                 SERVICES, INC.
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                                TABLE OF CONTENTS

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ARTICLE I
    THE MERGER....................................................................................................2
       SECTION 1.01 The Merger....................................................................................2
       SECTION 1.02 Closing.......................................................................................2
       SECTION 1.03 Effective Time................................................................................3
       SECTION 1.04 Effects of the Merger.........................................................................3
       SECTION 1.05 Constituent Documents.........................................................................3
       SECTION 1.06 Directors.....................................................................................3
       SECTION 1.07 Officers......................................................................................3

ARTICLE II
    EFFECT OF THE MERGER ON THE CAPITAL SHARES, INDEBTEDNESS AND
       AGREEMENTS OF THE CONSTITUENT ENTITIES; EXCHANGE
       OF CERTIFICATES............................................................................................3
       SECTION 2.01 Effect on Capital Shares, Indebtedness and Agreements.........................................3
       SECTION 2.02 Exchange of Certificates......................................................................6
       SECTION 2.03 Qualified Plans...............................................................................7
       SECTION 2.04 Restricted Stock Plans . . ...................................................................7
       SECTION 2.05 Warrants to Purchase CCA Common Stock.........................................................8
       SECTION 2.06 Fractional Shares.............................................................................8
       SECTION 2.07 Lost Certificates.............................................................................9

ARTICLE III
    REPRESENTATIONS AND WARRANTIES................................................................................9
       SECTION 3.01 Representations and Warranties of Prison Realty...............................................9
       SECTION 3.02 Representations and Warranties of the Acquisition Companies..................................27
       SECTION 3.03 Representations and Warranties of CCA........................................................29
       SECTION 3.04 Representations and Warranties of PMSI.......................................................40
       SECTION 3.05 Representations and Warranties of JJFMSI.....................................................50

ARTICLE IV
    COVENANTS RELATING TO CONDUCT OF BUSINESS....................................................................61
       SECTION 4.01 Covenants of Prison Realty...................................................................61
       SECTION 4.02 Covenants of the Acquisition Companies.......................................................62
       SECTION 4.03 Covenants of CCA.............................................................................62
       SECTION 4.04 Covenants of PMSI............................................................................64
       SECTION 4.05 Covenants of JJFMSI..........................................................................67
       SECTION 4.06 No Solicitation by Prison Realty.............................................................69
       SECTION 4.07 No Solicitation by Target Companies..........................................................71
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ARTICLE V
    ADDITIONAL AGREEMENTS........................................................................................72
       SECTION 5.01 Preparation of the Proxy Statement-Prospectus................................................72
       SECTION 5.02 Access to Information........................................................................72
       SECTION 5.03 Shareholders Meeting.........................................................................73
       SECTION 5.04 Reasonable Best Efforts......................................................................73
       SECTION 5.05 Benefits Matters.............................................................................73
       SECTION 5.06 Fees and Expenses............................................................................74
       SECTION 5.07 Indemnification, Exculpation and Insurance...................................................74
       SECTION 5.08 Transfer Taxes...............................................................................74
       SECTION 5.09 Resignation of Directors and Officers........................................................75
       SECTION 5.10 Stock Exchange Listing.......................................................................75
       SECTION 5.11 Tax-Free Reorganization......................................................................75
       SECTION 5.12 Shareholders' Agreements.....................................................................75
       SECTION 5.13 Lock-Up Agreement............................................................................75
       SECTION 5.14 Equity Incentive Plan........................................................................75
       SECTION 5.15 Change of Corporate Name.....................................................................76

ARTICLE VI
    CONDITIONS PRECEDENT.........................................................................................76
       SECTION 6.01 Conditions to Each Party's Obligation To Effect the Merger...................................76
       SECTION 6.02 Conditions to Obligation of Prison Realty and Acquisition
                     Companies To Effect the Merger..............................................................77
       SECTION 6.03 Conditions to Obligation of PMSI To Effect the Merger........................................78
       SECTION 6.04 Conditions to Obligation of JJFMSI To Effect the Merger......................................79
       SECTION 6.05 Conditions to Obligation of CCA To Effect the Merger.........................................79
       SECTION 6.06 Frustration of Closing Conditions............................................................80

ARTICLE VII
    TERMINATION AND AMENDMENT....................................................................................80
       SECTION 7.01 Termination..................................................................................80
       SECTION 7.02 Effect of Termination........................................................................82
       SECTION 7.03 Amendment....................................................................................82
       SECTION 7.04 Extension; Waiver............................................................................82
       SECTION 7.05 Procedure for Termination, Amendment, Extension or Waiver....................................82

ARTICLE VIII
    GENERAL PROVISIONS...........................................................................................83
       SECTION 8.01 Nonsurvival of Representations and Warranties................................................83
       SECTION 8.02 Notices......................................................................................83
       SECTION 8.03 Definitions; Interpretation..................................................................84
       SECTION 8.04 Counterparts.................................................................................85
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       SECTION 8.05 Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership..........................85
       SECTION 8.06 Governing Law................................................................................86
       SECTION 8.07 Publicity....................................................................................86
       SECTION 8.08 Assignment...................................................................................86
       SECTION 8.09 Enforcement..................................................................................86
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                          EXHIBITS TO MERGER AGREEMENT

       EXHIBIT A  Form of Lock-Up Agreement

                          SCHEDULES TO MERGER AGREEMENT

       Schedule 1.06 Directors of Surviving Companies
       Schedule 1.07 Officers of Surviving Companies
       Schedule 3.01 Prison Realty Disclosure Schedule
       Schedule 3.03 CCA Disclosure Schedule
       Schedule 3.04 PMSI Disclosure Schedule
       Schedule 3.05 JJFMSI Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER, dated as of December 26, 1999 (the "Agreement"), is by and among PRISON REALTY TRUST, INC., a Maryland corporation ("Prison Realty"); CCA ACQUISITION SUB, INC. ("CCA Sub"), PMSI ACQUISITION SUB, INC. ("PMSI Sub") and JJFMSI ACQUISITION SUB, INC. ("JJFMSI Sub"), each a Tennessee corporation and a wholly-owned subsidiary of Prison Realty; CORRECTIONS CORPORATION OF AMERICA, a Tennessee corporation ("CCA"); PRISON MANAGEMENT SERVICES, INC., a Tennessee corporation ("PMSI"); and JUVENILE AND JAIL FACILITY MANAGEMENT SERVICES, INC., a Tennessee corporation ("JJFMSI"). (Each of CCA Sub, PMSI Sub and JJFMSI Sub is sometimes referred to herein as an "Acquisition Company," and collectively as the "Acquisition Companies." Each of CCA, PMSI and JJFMSI is sometimes referred to herein as a "Target Company," and collectively as the "Target Companies.")

                              W I T N E S S E T H:

         WHEREAS, (i) the Boards of Directors of CCA, CCA Sub and Prison Realty have approved the merger of CCA with and into CCA Sub (the "CCA Merger"); (ii) the Boards of Directors of PMSI, PMSI Sub and Prison Realty have approved the merger of PMSI with and into PMSI Sub (the "PMSI Merger"); and (iii) the Boards of Directors of JJFMSI, JJFMSI Sub and Prison Realty have approved the merger of JJFMSI with and into JJFMSI Sub (the "JJFMSI Merger," and collectively with the CCA Merger and the PMSI Merger, the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Merger requires the approval by: (i) the affirmative vote of the holders of eighty percent (80%) of the Class A common stock, $0.01 par value per share (the "CCA Class A Common Stock") and the Class B common stock, $0.01 par value per share (the "CCA Class B Common Stock," and, together with the CCA Class A Common Stock, the "CCA Common Stock") of CCA, voting together as a single class, as well as the separate consent of Baron Asset Fund ("Baron"), a Massachusetts business trust and holder of approximately sixteen and nine-tenths percent (16.9%) of the CCA Class A Common Stock (collectively, the "CCA Shareholder Approval"); (ii) the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock, $0.01 par value per share, of PMSI (the "PMSI Class A Common Stock")(the "PMSI Shareholder Approval"); and
(iii) the affirmative vote of the holders of a majority of the outstanding shares of the Class A common stock, $0.01 par value per share, of JJFMSI (the "JJFMSI Class A Common Stock")(the "JJFMSI Shareholder Approval");

         WHEREAS, in connection with the Merger, Prison Realty intends to amend and restate its charter and intends to alter its operating structure such that Prison Realty will not qualify as a real estate investment trust (a "REIT") as defined by the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1999, which actions require approval by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of common stock, $0.01 par value per share, of Prison Realty (the "Prison Realty Common Stock") (the "Prison Realty Stockholder Approval");

         WHEREAS, Prison Realty, the Acquisition Companies, CCA, PMSI and JJFMSI desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a plan of reorganization with respect to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01 The Merger. At the Effective Time (as defined in Section
1.03 herein) and subject to and upon the terms and conditions of this Agreement, and in accordance with the Tennessee Business Corporation Act (the "TBCA"):

         (a) CCA shall be merged with and into CCA Sub, whereupon the separate corporate existence of CCA shall cease and CCA Sub shall continue as the surviving company;

         (b) PMSI shall be merged with and into PMSI Sub, whereupon the separate corporate existence of PMSI shall cease and PMSI Sub shall continue as the surviving company; and

         (c) JJFMSI shall be merged with and into JJFMSI Sub, whereupon the separate corporate existence of JJFMSI shall cease and JJFMSI Sub shall continue as the surviving company.

Following the Merger, CCA Sub, PMSI Sub and JJFMSI Sub (each a "Surviving Company" and collectively, the "Surviving Companies") shall succeed to and assume all the rights and obligations of CCA, PMSI and JJFMSI, respectively, in accordance with the TBCA.

         SECTION 1.02 Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein abandoned pursuant to Section 7.01, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the fifth business day following the satisfaction or waiver of all the conditions set forth in Article VI herein which by their terms are capable of being satisfied prior to the Closing (the "Closing Date"), at the offices of Stokes & Bartholomew, P.A. in Nashville, Tennessee, unless another time, date or place is agreed to by the parties hereto.

         SECTION 1.03 Effective Time. Subject to the provisions of this Agreement, as promptly as practicable on the Closing Date, articles of merger and all other appropriate documents (in any such case, the "Articles of Merger") shall be duly prepared, executed, acknowledged and filed by the parties in accordance with the relevant provisions of the TBCA with the Secretary of State of the State of Tennessee (the "Tennessee Secretary of State"). The Merger shall become effective on the Closing Date at the time of day specified in the Articles of Merger filed with the Tennessee Secretary of State (the "Effective Time").

         SECTION 1.04 Effects of the Merger. At the Effective Time, the Merger shall have the effects set forth in Section 48-21-108 of the TBCA. Without limiting the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Target Companies and the Acquisition Companies shall vest in the Surviving Companies, and all debts, liabilities and duties of the Target Companies and the Acquisition Companies shall become the debts, liabilities and duties of the Surviving Companies.

         SECTION 1.05 Constituent Documents.

         (a) Charter. The charter of each Acquisition Company as in effect immediately prior to the Effective Time shall continue to be the charter of each respective Surviving Company (with such amendments as may be set forth in the Articles of Merger in accordance with this Agreement) until thereafter changed or amended as provided therein or by applicable law.

         (b) Bylaws. The bylaws of each Acquisition Company as in effect immediately prior to the Effective Time shall continue to be the bylaws of each respective Surviving Company until thereafter changed or amended as provided therein or by applicable law.

         SECTION 1.06 Directors. The persons named in Schedule 1.06 attached hereto shall be the directors of each respective Surviving Company, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.07 Officers. The persons named in Schedule 1.07 attached hereto shall be the officers of each respective Surviving Company, serving in such capacity as is set forth on Schedule 1.07 until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL SHARES, INDEBTEDNESS AND AGREEMENTS OF THE CONSTITUENT ENTITIES; EXCHANGE OF CERTIFICATES

         SECTION 2.01 Effect on Capital Shares, Indebtedness and Agreements. By virtue of the Merger and without any action on the part of Prison Realty, the Acquisition Companies, the Target Companies or the holders of the Constituent Capital Stock (as defined herein):

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
         (a) Cancellation of Certain Shares, Indebtedness and Agreements. As of the Effective Time: (i) each share of Constituent Capital Stock that is owned by any of the parties hereto or their Subsidiaries (as defined in Section 8.03) (except for any shares of Prison Realty Stock (as defined in Section 3.01(c) herein) owned by the Acquisition Companies which are to be delivered as the CCA Merger Consideration, the PMSI Merger Consideration or the JJFMSI Merger Consideration) shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor; (ii) any indebtedness between any of the parties hereto shall be canceled and shall cease to exist and no consideration shall be delivered therefor; and (iii) all agreements between any of the parties hereto shall be canceled and shall cease to exist. For purposes hereof, the term "Constituent Capital Stock" means collectively the Prison Realty Stock, the CCA Common Stock, the PMSI Common Stock and the JJFMSI Common Stock.

         (b) Conversion of CCA Common Stock. As of the Effective Time, each issued and outstanding share of CCA Common Stock (other than shares canceled pursuant to subparagraph (a) above) shall be converted into the right to receive that number of shares of Prison Realty Common Stock (collectively, the "CCA Merger Consideration") determined by: (i) multiplying $20 million by a fraction, the numerator of which shall be the total number of shares of CCA Common Stock outstanding immediately prior to the Effective Time which are not to be canceled pursuant to subparagraph (a) above, and the denominator of which shall be the total number of shares of CCA Common Stock outstanding immediately prior to the Effective Time, inclusive of shares which are to be canceled pursuant to subparagraph (a) above; (ii) dividing the amount determined under clause (i) by the Prison Realty Closing Price (as herein defined); and (iii) dividing the amount determined under clause (ii) by the total number of shares of CCA Common Stock outstanding immediately prior to the Effective Time which are not to be canceled pursuant to subparagraph (a) above. All computations made in accordance with the preceding sentence shall be rounded to two decimal places. As of the Effective Time, each issued and outstanding share of CCA Common Stock converted into Prison Realty Common Stock in accordance herewith shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of CCA Common Stock shall cease to have any rights with respect thereto except the right to receive the CCA Merger Consideration, without interest thereon. Shares of Prison Realty Common Stock that are issued in exchange for shares of CCA Common Stock which are subject to forfeiture under the CCA Restricted Stock Plan (as defined in Section 2.04 herein) shall become subject to the terms and restrictions of the Prison Realty Restricted Stock Plan (as defined in Section
2.04 herein) in accordance with Section 2.04. All remaining shares of Prison Realty Common Stock issued in the CCA Merger shall be subject to the terms and conditions of the Lock-Up Agreement (as defined in Section 5.13 herein). For purposes hereof, the term "Prison Realty Closing Price" means the average closing price of Prison Realty Common Stock over the five trading days ending two trading days prior to the Closing Date.

         (c) Conversion of PMSI Common Stock. As of the Effective Time, each issued and outstanding share of Class B common stock, $0.01 par value per share, of PMSI (the "PMSI Class B Common Stock" and together with the PMSI Class A Common Stock, the "PMSI Common Stock") shall be canceled in accordance with subparagraph (a) above, and each issued and outstanding share of PMSI Class A Common Stock (other than shares canceled pursuant to subparagraph (a) above) shall be converted into the right to receive that number of shares of Prison Realty Common Stock (collectively, the "PMSI Merger Consideration") determined by: (i) dividing $1,023,000 by the Prison Realty Closing Price; and (ii) dividing the amount determined under clause (i) by the total number of shares of PMSI Class A Common Stock outstanding immediately prior to the Effective Time which are not to be canceled pursuant to subparagraph (a) above. All computations made in accordance with the preceding sentence shall be rounded to two decimal places. As of the Effective Time, each issued and outstanding share of PMSI Class A Common Stock converted into Prison Realty Common Stock in accordance herewith shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of PMSI Class A Common Stock shall cease to have any rights with respect thereto except the right to receive the PMSI Merger Consideration, without interest thereon. Shares of Prison Realty Common Stock that are issued in exchange for shares of PMSI Class A Common Stock which are subject to forfeiture under the PMSI Restricted Stock Plan (as defined in
Section 2.04 herein) shall become subject to the terms and restrictions of the Prison Realty Restricted Stock Plan in accordance with Section 2.04 herein.

         (d) Conversion of JJFMSI Common Stock. As of the Effective Time, each issued and outstanding share of Class B common stock, $0.01 par value per share, of JJFMSI (the "JJFMSI Class B Common Stock," and, together with the JJFMSI Class A Common Stock, the "JJFMSI Common Stock") shall be canceled in accordance with subparagraph (a) above, and each issued and outstanding share of JJFMSI Class A Common Stock (other than shares canceled pursuant to subparagraph (a) above) shall be converted into the right to receive that number of shares of Prison Realty Common Stock (collectively, the "JJFMSI Merger Consideration") determined by: (i) dividing $847,000 by the Prison Realty Closing Price; and
(ii) dividing the amount determined under clause (i) by the total number of shares of JJFMSI Class A Common Stock outstanding immediately prior to the Effective Time which are not to be canceled pursuant to subparagraph (a) above. All computations made in accordance with the preceding sentence shall be rounded to two decimal places. As of the Effective Time, each issued and outstanding share of JJFMSI Class A Common Stock converted into Prison Realty Common Stock in accordance herewith shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of JJFMSI Class A Common Stock shall cease to have any rights with respect thereto except the right to receive the JJFMSI Merger Consideration, without interest thereon. Shares of Prison Realty Common Stock that are issued in exchange for shares of JJFMSI Class A Common Stock which are subject to forfeiture under the JJFMSI Restricted Stock Plan (as defined in
Section 2.04 herein) shall become subject to the terms and restrictions of the Prison Realty Restricted Stock Plan in accordance with Section 2.04 herein.

         SECTION 2.02 Exchange of Certificates.

         (a) Exchange. Immediately after the Effective Time, Prison Realty shall exchange (i) certificates representing CCA Common Stock (the "CCA Certificates" and each a "CCA Certificate") for the CCA Merger Consideration; (ii) certificates representing PMSI Common Stock (the "PMSI Certificates" and each a "PMSI Certificate") for the PMSI Merger Consideration; and (iii) certificates representing JJFMSI Common Stock (the "JJFMSI Certificates" and each a "JJFMSI Certificate") for the JJFMSI Merger Consideration. Promptly after the Effective Time, Prison Realty shall send to each holder of shares of CCA Common Stock, PMSI Common Stock or JJFMSI Common Stock (other than Prison Realty or any of its Subsidiaries) at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the CCA Certificates, PMSI Certificates and JJFMSI Certificates to Prison Realty) and instructions for use in effecting the surrender of the CCA Certificates, PMSI Certificates and JJFMSI Certificates for payment therefor.

         (b) Exchange of CCA Certificates. Each holder of shares of CCA Common Stock that have been converted into the right to receive the CCA Merger Consideration will be entitled to receive, upon surrender to Prison Realty of a CCA Certificate, together with a properly completed letter of transmittal, the CCA Merger Consideration in respect of each share of CCA Common Stock represented by such CCA Certificate. Until so surrendered, each such CCA Certificate shall, after the Effective Time, represent for all purposes only the right to receive such CCA Merger Consideration.

         (c) Exchange of PMSI Certificates. Each holder of shares of PMSI Common Stock that have been converted into the right to receive the PMSI Merger Consideration will be entitled to receive, upon surrender to Prison Realty of a PMSI Certificate, together with a properly completed letter of transmittal, the PMSI Merger Consideration in respect of each share of PMSI Common Stock represented by such PMSI Certificate. Until so surrendered, each such PMSI Certificate shall, after the Effective Time, represent for all purposes only the right to receive such PMSI Merger Consideration.

         (d) Exchange of JJFMSI Certificates. Each holder of shares of JJFMSI Common Stock that have been converted into the right to receive the JJFMSI Merger Consideration will be entitled to receive, upon surrender to Prison Realty of a JJFMSI Certificate, together with a properly completed letter of transmittal, the JJFMSI Merger Consideration in respect of each share of JJFMSI Common Stock represented by such JJFMSI Certificate. Until so surrendered, each such JJFMSI Certificate shall, after the Effective Time, represent for all purposes only the right to receive such JJFMSI Merger Consideration.

         (e) Form of Certain Transfers. If any portion of the CCA Merger Consideration, PMSI Merger Consideration or JJFMSI Merger Consideration is to be paid to a person (as defined in Section 8.03 herein) other than the person in whose name a CCA Certificate, PMSI

Certificate or JJFMSI Certificate is registered, it shall be a condition to such payment that the CCA Certificate, PMSI Certificate or JJFMSI Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to Prison Realty any transfer or other taxes required as a result of such payment to a person other than the registered holder of such CCA Certificate, PMSI Certificate or JJFMSI Certificate or establish to the satisfaction of Prison Realty that such tax has been paid or is not payable.

         (f) Transfers After the Effective Time. After the Effective Time, there shall be no further registration of transfers of shares of CCA Common Stock, PMSI Common Stock or JJFMSI Common Stock. If, after the Effective Time, CCA Certificates, PMSI Certificates or JJFMSI Certificates are presented to Prison Realty or the Surviving Companies, they shall be canceled and promptly exchanged for the consideration provided for, in accordance with the procedures set forth in this Article.

         (g) Unclaimed Shares. Neither Prison Realty nor any of the Surviving Companies shall be liable to any holder of CCA Common Stock, PMSI Common Stock or JJFMSI Common Stock for any amount paid to a public official pursuant to applicable abandoned property laws.

         (h) Dividends. No dividends, interest or other distributions with respect to securities of Prison Realty constituting part of the CCA Merger Consideration, PMSI Merger Consideration or JJFMSI Merger Consideration shall be paid to the holder of any unsurrendered CCA Certificates, PMSI Certificates or JJFMSI Certificates until such CCA Certificates, PMSI Certificates or JJFMSI Certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the person in whose name the securities of Prison Realty have been registered, all dividends, interest and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

         SECTION 2.03 Qualified Plans. As of the Effective Time, Prison Realty shall adopt the Corrections Corporation of America 401(k) Savings and Retirement Plan (the "CCA 401(k) Plan"), and shall cause benefits under the Prison Realty 401(k) Savings and Retirement Plan (the "Prison Realty 401(k) Plan") to cease to accrue, but shall not cause the Prison Realty 401(k) Plan to be terminated. As soon as practicable after the Effective Time, the Prison Realty 401(k) Plan and the CCA Prison Realty Trust Employee Savings and Stock Ownership Plan (the "Prison Realty ESOP")(the benefits under which ceased to accrue as of December 31, 1998) shall be merged into the CCA 401(k) Plan. Prior to the Effective Time, Prison Realty and the Target Companies shall take all actions (including, if appropriate, amending the terms of the CCA 401(k) Plan, the Prison Realty 401(k) Plan and the Prison Realty ESOP) that are necessary to give effect to the transactions contemplated by this Section.

         SECTION 2.04 Restricted Stock Plans. As of the Effective Time, each of the Correctional Management Services Corporation 1998 Restricted Stock Plan (the "CCA

Restricted Stock Plan"), the Prison Management Services, Inc. 1998 Restricted Stock Plan (the "PMSI Restricted Stock Plan"), and the Juvenile and Jail Facility Management Services, Inc. 1998 Restricted Stock Plan (the "JJFMSI Restricted Stock Plan" and collectively with the CCA Restricted Stock Plan and the PMSI Restricted Stock Plan, the "Target Companies' Restricted Stock Plans") shall be merged into a single restricted stock plan (the "Prison Realty Restricted Stock Plan") with terms and conditions similar to those of the Target Companies' Restricted Stock Plans, except that any shares forfeited under the new restricted stock plan shall be forfeited to all plan participants. Prison Realty, the Acquisition Companies and the Target Companies shall take all actions that are necessary to give effect to the transactions contemplated by this Section.

         SECTION 2.05 Warrants to Purchase CCA Common Stock. At the Effective Time, each warrant to purchase shares of CCA Common Stock (the "CCA Warrants"), whether or not exercisable, shall be deemed to constitute a warrant to acquire, on substantially the same terms and conditions as were applicable to the original warrant to which it relates (a "Substitute Warrant"), the same number of shares of Prison Realty Common Stock as the holder of such warrant would have been entitled to receive pursuant to the Merger had such holder exercised such CCA Warrant in full immediately prior to the Effective Time, at a price per share of Prison Realty Common Stock computed in compliance with the terms of such CCA Warrant; provided, however, that the number of shares of Prison Realty Common Stock that may be purchased upon exercise of such Substitute Warrant shall not include any fractional share. Prior to the Effective Time, CCA will use its best efforts to obtain such consents, if any, as may be necessary to give effect to the transactions contemplated by this Section. In addition, prior to the Effective Time, CCA will use its best efforts to make any amendments to the terms of the CCA Warrants that are necessary to give effect to the transactions contemplated by this Section. Except as contemplated by this Section, CCA will not, after the date hereof, without the written consent of Prison Realty, amend any outstanding CCA Warrants. Prison Realty, the Acquisition Companies and the Target Companies shall take all actions that are necessary to give effect to the transactions contemplated by this Section, including without limitation such actions, if any, as are described in the CCA Warrants.

         SECTION 2.06 Fractional Shares. No fractional shares of Prison Realty Common Stock shall be issued to shareholders of CCA, PMSI or JJFMSI in connection with the Merger, but in lieu thereof each holder of shares of CCA Common Stock, PMSI Common Stock or JJFMSI Common Stock otherwise entitled to receive as a result of the Merger a fractional share of Prison Realty Common Stock shall be entitled to receive a cash payment (without interest), rounded to the nearest cent, representing such holder's proportionate interest in the net proceeds resulting from the sale (after deduction of all expenses resulting from such sale) on the New York Stock Exchange ("NYSE") through one or more of its member firms of the fractional shares of Prison Realty Common Stock all holders of shares of CCA Common Stock, PMSI Common Stock or JJFMSI Common Stock would otherwise be entitled to receive as a result of the Merger.

         SECTION 2.07 Lost Certificates. If any CCA Certificate, PMSI Certificate or JJFMSI Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such CCA Certificate, PMSI Certificate or JJFMSI Certificate to be lost, stolen or destroyed and, if required by the respective Surviving Company, the posting by such person of a bond, in such reasonable amount as the respective Surviving Company may direct, as indemnity against any claim that may be made against it with respect to such CCA Certificate, PMSI Certificate or JJFMSI Certificate, Prison Realty (or its duly appointed transfer agent) will issue in exchange for such lost, stolen or destroyed CCA Certificate, PMSI Certificate or JJFMSI Certificate the CCA Merger Consideration, PMSI Merger Consideration or JJFMSI Merger Consideration to be paid in respect of the shares represented by such CCA Certificates, PMSI Certificates or JJFMSI Certificates as contemplated by this Article.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.01 Representations and Warranties of Prison Realty. Except as set forth in Prison Realty SEC Documents (as defined in Section 3.01(e) herein) filed with the Securities and Exchange Commission (the "SEC") and publicly available prior to the date hereof (the "Prison Realty Filed SEC Documents") or on the Disclosure Schedule delivered by Prison Realty to CCA, PMSI and JJFMSI prior to the execution of this Agreement (the "Prison Realty Disclosure Schedule"), which Prison Realty Disclosure Schedule constitutes a part hereof and is true and correct in all material respects, Prison Realty hereby represents and warrants to each of CCA, PMSI and JJFMSI as follows:

         (a) Organization and Authority. Prison Realty is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Maryland with full corporate power and authority to own its properties and conduct its business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect (as defined in Section 8.03(a) herein). Prison Realty has all requisite corporate power and authority, and has been duly authorized by all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its assets and properties and to conduct its business as it is now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to do so could have a material adverse effect upon the conduct of its business or the ownership or leasing of property by it in such jurisdiction.

         (b)      Subsidiaries.

                  (i) Except for the Acquisition Companies, the only direct or indirect Subsidiaries of Prison Realty are those listed in Section 3.01(b) of the Prison Realty Disclosure Schedule. Except for Prison Realty's ownership of all of the issued and outstanding common stock of the Acquisition Companies and except for the ownership interests set forth in Section 3.01(b) of the Prison Realty Disclosure Schedule, Prison Realty does not own or control, directly or indirectly, a 50% or greater capital stock interest in a corporation, a general partnership interest or a 50% or greater limited partnership interest in a partnership, or a managing membership interest or a 50% or greater membership interest in a limited liability company, association or other entity or project.

                  (ii) Except for the Acquisition Companies or the entities listed in Section 3.01(b) of the Prison Realty Disclosure Schedule, Prison Realty does not hold, directly or indirectly, any equity interest or equity investment in any corporation, partnership, association or other entity.

                  (iii) Except as set forth in Section 3.01(b) of the Prison Realty Disclosure Schedule, all of the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Prison Realty have been validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by Prison Realty free and clear of any Liens (as hereinafter defined) and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any Subsidiary of Prison Realty to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

         (c) Capital Structure of Prison Realty. The authorized stock of Prison Realty consists of 300,000,000 shares of Prison Realty Common Stock and 20,000,000 shares of preferred stock, $0.01 par value per share, of Prison Realty, of which 4,300,000 shares have been designated Series A Preferred Stock (the "Prison Realty Series A Preferred Stock" and collectively with the Prison Realty Common Stock, the "Prison Realty Stock"). At the close of business on September 30, 1999, (A) 118,251,082 shares of Prison Realty Common Stock were outstanding, (B) 4,300,000 shares of Prison Realty Series A Preferred Stock were outstanding, (C) options ("Prison Realty Options") to acquire 3,208,966 shares of Prison Realty Common Stock from Prison Realty pursuant to Prison Realty's equity incentive plans ("Prison Realty Stock Plans") listed on the Prison Realty Disclosure Schedule were outstanding, (D) 294,897 deferred share awards ("Prison Realty Deferred Share Awards") granted pursuant to Prison Realty Stock Plans were outstanding, and (E) subordinated notes ("Prison Realty Notes") convertible into 2,962,336 shares of Prison Realty Common Stock were outstanding. Other than as set forth above, at the close of business on September 30, 1999, there were outstanding no shares of Prison Realty Stock or any other class or series of stock of Prison Realty or options, warrants or other rights to acquire Prison Realty Stock or any other class or series of stock of Prison Realty from Prison Realty. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which stockholders of Prison Realty may vote are issued or outstanding, except the Prison Realty Notes.

         All outstanding shares of Prison Realty Stock are, and any shares of Prison Realty Common Stock which may be issued upon the exercise of Prison Realty Options or conversion of the Prison Realty Notes when issued will be, duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, mortgages, deeds of trust, charges, liens, encumbrances, pledges or security interests of any kind or nature whatsoever (collectively, "Liens") and not now in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and conform to the description thereof in the Prison Realty Filed SEC Documents. Other than as set forth above, and except for this Agreement, the Securities Purchase Agreement (as defined herein), the Prison Realty Stock Plans, the Prison Realty Options, the Prison Realty Deferred Share Awards and the Prison Realty Notes, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements or undertakings of any kind to which Prison Realty or any of its Subsidiaries is a party or by which Prison Realty or any of its Subsidiaries is bound obligating Prison Realty or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Prison Realty or of any Subsidiary of Prison Realty or obligating Prison Realty or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement or undertaking. There are no outstanding obligations of Prison Realty or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Prison Realty or any of its Subsidiaries and, to the knowledge of the executive officers of Prison Realty, as of the date hereof, no irrevocable proxies have been granted with respect to shares of Prison Realty Common Stock or equity of Subsidiaries of Prison Realty.

         (d) Authorization. Prison Realty has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Prison Realty Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Prison Realty, subject to obtaining the Prison Realty Stockholder Approval. This Agreement has been duly executed and delivered by Prison Realty and constitutes a valid and binding obligation of Prison Realty, enforceable against Prison Realty in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws from time to time in effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) any provision of the charter (or similar organizational documents) or bylaws of Prison Realty or any of its Subsidiaries or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease, Prison Realty Stock Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Prison Realty or any of its Subsidiaries or their respective properties or assets, in any case under this clause (ii) which would, individually or in the aggregate, have a material adverse effect on Prison Realty. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") is required by or with respect to Prison Realty or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Prison Realty or the consummation by Prison Realty of the transactions contemplated hereby, the failure of which to be obtained or made would, individually or in the aggregate, have a material adverse effect on Prison Realty or would prevent or materially delay the consummation of the transactions contemplated hereby, except for (A) the filing with the SEC of (i) a proxy statement relating to the consideration of the Prison Realty Stockholder Approval at a meeting of the stockholders of Prison Realty (the "Prison Realty Stockholders' Meeting") duly called and convened to consider the approval of this Agreement (such proxy statement, which shall also relate to the consideration of the CCA Shareholder Approval, PMSI Shareholder Approval and the JJFMSI Shareholder Approval at meetings of the shareholders of CCA, PMSI and JJFMSI (the "CCA Shareholders' Meeting," the "PMSI Shareholders' Meeting" and the "JJFMSI Shareholders' Meeting", respectively) duly called and convened to consider the approval of this Agreement and a prospectus with regard to the issuance of Prison Realty Stock in the Merger, as amended or supplemented from time to time, the "Proxy Statement-Prospectus") and (ii) such reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as may be required in connection with this Agreement and the Merger and the other transactions contemplated hereby, (B) the filing of the Articles of Merger with the Tennessee Secretary of State and appropriate documents with the relevant authorities of other states in which Prison Realty is qualified to do business, (C) filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (D) filings necessary to satisfy the applicable requirements of state securities or "blue sky" laws, (E) filings required under the rules and regulations of the New York Stock Exchange (the "NYSE") and (F) filings required pursuant to Prison Realty's leases and related agreements with Governmental Entities, which are set forth on the Prison Realty Disclosure Schedule (collectively, the "Required Filings").

         (e) SEC Documents; Financial Statements. Prison Realty has timely filed all forms, reports, schedules, registration statements, definitive proxy statements and other documents required to be filed by Prison Realty with the SEC since January 1, 1999 (the "Prison Realty SEC Documents"). As of their respective dates, the Prison Realty SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Exchange Act, as the case may be, applicable to such Prison Realty SEC Documents. None of the Prison Realty SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Prison Realty and its Subsidiaries are not parties to or otherwise subject to any contracts or other agreements that were or are required to be filed as exhibits to, or otherwise disclosed in, the Prison Realty Filed SEC Documents and have not been so filed or disclosed. The financial statements of Prison Realty included in the Prison Realty SEC Documents (the "Prison Realty Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC, or for normal year-end adjustments) and fairly present in all material respects the consolidated financial position of Prison Realty and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth in the Prison Realty Filed SEC Documents (including any item accounted for in the financial statements contained in the Prison Realty Filed SEC Documents or set forth in the notes thereto) and except for the effect of the contemplated transactions under this Agreement and related agreements, since September 30, 1999, (i) neither Prison Realty nor any of its Subsidiaries has incurred any claims, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a material adverse effect on Prison Realty (other than claims, liabilities or obligations contemplated by this Agreement or expressly permitted to be incurred pursuant to this Agreement), and (ii) Prison Realty and each of its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice.

         (f) Information Supplied. None of the information supplied or to be supplied by Prison Realty specifically for inclusion or incorporation by reference in the Proxy Statement-Prospectus will, at the date it is first mailed to stockholders of Prison Realty or at the time of the Prison Realty Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case no representation or warranty is made by Prison Realty with respect to statements made or incorporated by reference therein based on information supplied by CCA, PMSI or JJFMSI specifically for inclusion or incorporation by reference therein. The Proxy Statement-Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, except that in each case no representation or warranty is made by Prison Realty with respect to statements made or incorporated by reference therein based on information supplied by CCA, PMSI or JJFMSI for inclusion or incorporation by reference therein. If at any time prior to the date of the Prison Realty Stockholders' Meeting, any event with respect to Prison Realty, or with respect to information supplied by Prison Realty specifically for inclusion in the Proxy Statement-Prospectus, shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement-Prospectus, such event shall be so described by Prison Realty.

         (g) Registration Statement. The registration statement of Prison Realty to be filed with the SEC with respect to the offering of Prison Realty Stock in connection with the Merger

(the "Registration Statement") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Securities Act. At the time the Registration Statement or any amendment or supplement thereto becomes effective and at the Effective Time, the Registration Statement, as amended or supplemented, if applicable, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The foregoing representations and warranties will not apply to statements or omissions included in the Registration Statement or any amendment or supplement thereto based upon information furnished by CCA, PMSI or JJFMSI for use therein.

         (h) Absence of Certain Changes or Events. Except for the effect of the contemplated transactions under this Agreement and related agreements, subsequent to September 30, 1999, neither Prison Realty nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed in the Prison Realty Disclosure Schedule; and subsequent to the respective dates as of which information is given in the Prison Realty Filed SEC Documents, (i) neither Prison Realty nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any transactions not in the ordinary course of business consistent with past practice, and (ii) there has not been any issuance of options, warrants or rights to purchase Prison Realty Stock or any interests therein, or any adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of Prison Realty or any Subsidiary.

         (i) Compliance with Laws; Litigation. Except as described in the Prison Realty Disclosure Schedule or the Prison Realty Filed SEC Documents, there are no claims, actions, suits, arbitration, grievances, proceedings or investigations pending or, to Prison Realty's knowledge, threatened, against Prison Realty or any Subsidiary, or any properties or rights of Prison Realty or any Subsidiary, or any officers or directors of Prison Realty or any Subsidiary in their capacity as such, by or before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on Prison Realty or prevent, materially delay or intentionally delay the ability of Prison Realty to consummate the transactions contemplated hereby. Neither Prison Realty nor its Subsidiaries is subject to any judgment, order or decree which could reasonably be expected to result in a material adverse effect.

         Prison Realty and its Subsidiaries have at all times operated and currently operate their business in conformity in all material respects with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of Governmental Entities. Prison Realty and each of its Subsidiaries has all licenses, approvals or consents to operate its businesses in all locations in which such businesses are currently being operated, and to its knowledge is not aware of any existing or imminent matter which may materially adversely impact its operations or business prospects other than as specifically disclosed in the Prison Realty Filed SEC

Documents or the Prison Realty Disclosure Schedule. None of Prison Realty or its Subsidiaries have failed to file with the applicable regulatory authorities any material statements, reports, information or forms required by all applicable laws, regulations or orders; all such filings or submissions were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. None of Prison Realty or its Subsidiaries have failed to maintain in full force and effect any material licenses, registrations or permits necessary or proper for the conduct of its business, or received any notification that any revocation or limitation thereof is threatened or pending, and there is not to the knowledge of Prison Realty pending any change under any law, regulation, license or permit which would materially adversely affect the business, operations, property or business prospects of Prison Realty. None of Prison Realty or its Subsidiaries have received any notice of violation of or been threatened with a charge of violating or are under investigation with respect to a possible violation of any provision of any law, regulation or order. Neither Prison Realty nor any of its Subsidiaries has at any time (i) made any unlawful contribution to any candidate for domestic or foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

         (j)      Taxes.

                  (i) Prison Realty has timely filed (or there have been filed on its behalf) all Tax Returns required to be filed by it under applicable law, and all such Tax Returns were and are true, complete and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP and reflected on the most recent balance sheets of Prison Realty contained in the Prison Realty Filed SEC Documents, all Taxes due and payable by Prison Realty have been timely paid in full.

                  (ii) There are no Tax liens upon the assets of Prison Realty except liens for Taxes not yet due.

                  (iii) Prison Realty has complied with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld, collected and paid over to the proper governmental authorities all amounts required.

                  (iv) No audits or other administrative proceedings or court proceedings are presently pending or, to the knowledge of Prison Realty, asserted with regard to any Taxes or Tax Returns of Prison Realty.

                  (v) Prison Realty has not received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with a taxing authority relating to Taxes with any taxing authority.

                  (vi) Prison Realty has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                  (vii) Prison Realty has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of Prison Realty, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of Prison Realty. To the knowledge of Prison Realty, the Internal Revenue Service (the "IRS") has not proposed any such adjustment or change in accounting method.

                  (viii) Prison Realty has not joined in the filing of a consolidated return for federal income tax purposes. Prison Realty is not and has never been subject to the provisions of Section 1503(f) of the Code.

                  (ix) Prison Realty is not a party to any agreement providing for the allocation or sharing of Taxes or indemnification by Prison Realty of any other person in respect of Taxes.

                  (x) Prison Realty is not a party to any agreement, contract, or arrangement that would result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (xi) To the knowledge of Prison Realty, Prison Realty does not have, nor has it ever had, any income which is includable in computing the taxable income of a United States person (as determined under Section 7701 of the Code) under Section 951 of the Code. To the knowledge of Prison Realty, none of the Subsidiaries of Prison Realty is or has ever been a "passive foreign investment company" within the meaning of Section 1297 of the Code. To the knowledge of Prison Realty, Prison Realty is not and never has been a "personal holding company" within the meaning of Section 542 of the Code. To the knowledge of Prison Realty, there are no gain recognition agreements, within the meaning of Treasury Regulation 1.367(a)-8 or any predecessor provision, between Prison Realty, on one hand, and a stockholder of Prison Realty, on the other. There is no pending or, to the knowledge of Prison Realty, threatened, action, proceeding or investigation by any taxing authority for assessment or collection of Taxes with respect to Prison Realty in any jurisdiction where Prison Realty has not filed a Tax Return. All dealings and arrangements between and among Prison Realty and its Subsidiaries are at arm's length and consistent with arm's length dealings and arrangements between or among unrelated, uncontrolled taxpayers.

                  (xii) Each Subsidiary which is a partnership, joint venture or limited liability company has been treated since its formation, and continues to be treated for federal income tax purposes, as a partnership or as a disregarded entity, and not as a corporation or as an association taxable as a corporation.

                  (xiii) For purposes of this Section 3.01(j), other than
Section 3.01(j)(xii), all representations and warranties with respect to Prison Realty are deemed to include and to apply to each of its Subsidiaries and predecessors (and the Subsidiaries of such predecessors). For purposes of this
Section 3.01(j), the term "predecessors" shall include, without limitation, Corrections Corporation of America, a Tennessee corporation, and CCA Prison Realty Trust, a Maryland real estate investment trust ("Old Prison Realty"), which entities merged with and into Prison Realty on December 31, 1998 and January 1, 1999, respectively.

                  (xiv) For each of its taxable years, Old Prison Realty was organized, operated and duly qualified as a REIT under Section 856 of the Code.

                  (xv) As used in this Agreement, (A) the term "Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, and (B) the term "Tax Return" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns.

         (k) No Defaults. Except for violations or defaults which, individually or in the aggregate, would not have a material adverse effect, neither Prison Realty nor any of its Subsidiaries is in violation or default under any provision of its charter, by-laws, partnership agreements or other governing or organizational documents, or is in breach of or default with respect to any provision of any note, bond, agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which would constitute an event of default on the part of any of Prison Realty or its Subsidiaries as defined in such documents which, with notice or lapse of time or both, would constitute a default. Neither Prison Realty nor any of its Subsidiaries is a party to any contract (other than leases) containing any covenant restricting its ability to conduct its business as currently conducted except for any such covenants that would not, individually or in the aggregate, have a material adverse effect on Prison Realty.

         (l)      Properties.

                  (i) Prison Realty Real Property. For purposes of this Agreement, "Prison Realty Permitted Liens" means (a) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar Liens arising or incurred in the ordinary course of business for sums not yet due and payable and such Liens as are being contested by Prison Realty in good faith, (b) Liens for current Taxes not yet due or payable, (c) any covenants, conditions, restrictions, reservations, rights, Liens, easements, encumbrances, encroachments and other matters affecting title which are shown as exceptions on Prison Realty's title insurance policies and/or title commitments or reports which have been made available to the Target Companies, and (d) any other covenants, conditions, restrictions, reservations, rights, non-monetary Liens, easements, encumbrances, encroachments and other matters affecting title which would not individually or in the aggregate, be reasonably expected to have a material adverse effect. "Prison Realty Leases" means the real property leases, subleases, licenses and use or occupancy agreements pursuant to which Prison Realty or any of its Subsidiaries is the lessee, sublessee, licensee, user or occupant of real property other than the Prison Realty Owned Real Property, or interests therein necessary for the conduct of, or otherwise material to, the business of Prison Realty and its Subsidiaries as it is currently conducted. "Prison Realty Leased Real Property" means all interests in real property pursuant to the Prison Realty Leases. "Prison Realty Owned Real Property" means the real property owned in fee by Prison Realty and its Subsidiaries necessary for the conduct of, or otherwise material to, the business of Prison Realty and its Subsidiaries as it is currently conducted. "Prison Realty Real Property" means, collectively, the Prison Realty Owned Real Property and the Prison Realty Leased Real Property. The Prison Realty Filed SEC Documents describe all material Prison Realty Real Property. Except as disclosed therein, or in the title insurance policies relating to the Prison Realty Real Property or in the Prison Realty Disclosure Schedule, each of Prison Realty and its Subsidiaries has good, valid and marketable title to the Prison Realty Real Property free of all Liens, in each case except Prison Realty Permitted Liens. Except as set forth in Section 3.01(l)(i) of the Prison Realty Disclosure Schedule, there are no outstanding contracts for the sale of any of the Prison Realty Real Property, except those contracts relating to Prison Realty Real Property the value in respect of which does not exceed $5,000,000 individually or $15,000,000 in the aggregate. Except for such exceptions as would not, in the aggregate, have a material adverse effect, (a) each Prison Realty Lease is valid and binding upon Prison Realty and its Subsidiaries and in full force and effect and grants the lessee under the Prison Realty Lease the exclusive right to use and occupy the premises, and (b) either Prison Realty or its Subsidiaries has good and valid title to the leasehold estate or other interest created under the Prison Realty Leases. No non-monetary defaults exist under the Prison Realty Leases which, individually or in the aggregate, would have a material adverse effect. The use and operation of the Prison Realty Real Property in the conduct of the business of Prison Realty and its Subsidiaries does not violate any instrument of record or agreement affecting the Prison Realty Real Property, except for such violations that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect. Valid policies of title insurance have been issued insuring Prison Realty's or, if applicable, its Subsidiary's, fee simple title to the Prison Realty Owned Real Property owned by it, subject only to Prison Realty Permitted Liens, except where the failure of such policies to be in full force and effect would not reasonably be expected, in the aggregate, to have a material adverse effect. To the best knowledge of Prison Realty, such policies are, at the date hereof, in full force and effect, except where the failure to have such valid policies of title insurance would not reasonably be expected, in the aggregate, to have a material adverse effect. To the best knowledge of Prison Realty, no material claim has been made against any such policy. Except as provided in Schedule 3.01(l) of the Prison Realty Disclosure Schedule, Prison Realty and its Subsidiaries have no knowledge (a) that any certificate, permit or license from any Governmental Entity having jurisdiction over any of the Prison Realty Real Property or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Prison Realty Real Property or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Prison Realty Real Property has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of the same which would have a material adverse effect, (b) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement having a material adverse effect issued by any Governmental Entity, (c) of any structural defects relating to any Prison Realty Real Property which would have a material adverse effect, (d) of any Prison Realty Real Property whose building systems are not in working order so as to have a material adverse effect, or (e) of any physical damage to any Prison Realty Real Property which would have a material adverse effect for which there is no insurance in effect covering the cost of the restoration. "Prison Realty Space Lease" means each lease or other right of occupancy affecting or relating to a property in which Prison Realty or its Subsidiaries (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of a lease agreement or as successor to any prior landlord. No default exists under any Prison Realty Space Lease, except for such defaults as would, individually or in the aggregate, not reasonably be expected to have a material adverse effect.

                  (ii) Improvements Under Construction. With respect to those Improvements (as defined herein) being constructed or under development and located on any Prison Realty Real Property as set forth in the Prison Realty Disclosure Schedule, to the knowledge of Prison Realty: (a) the budget for the construction of the Improvements fairly and accurately reflects Prison Realty's good faith estimate of the costs and expenses shown thereon reasonably necessary to develop and construct the Improvements in accordance with the plans and specifications therefor, and Prison Realty has strictly adhered to said budget in all material respects and has permitted no material deviations from said budget or the plans and specifications for the Improvements; (b) the plans and specifications for the Improvements have been approved by all applicable Governmental Entities having jurisdiction over the Prison Realty Real Property, the development and construction of the Improvements and the use and occupancy thereof for its intended purposes, and/or any utility services to the Prison Realty Real Property; (c) all utility services necessary for the development and construction of the Improvements and the use and occupancy thereof for its intended purposes are available through public or private easements or rights-of-way at the boundaries of the Prison Realty Real Property, including, without limitation, sanitary sewer, electricity, gas, water, telephone, and storm water drainage; (d) all roads necessary for ingress and egress to the Prison Realty Real Property, and for the full utilization of the Prison Realty Real Property for its intended purposes, have either been completed pursuant to public or private easements, or the necessary rights-of-way therefor have been dedicated to public use and accepted by the appropriate

Governmental Entity; (e) all building permits, curb cuts, sewer and water taps, and other permits, licenses, approvals, authorizations and consents required for the development and construction of the Improvements have been obtained; (f) the plans and specifications for the Improvements, the development and construction of the Improvements pursuant thereto, and the use and occupancy of the Improvements for their respective intended purposes comply and will comply with all applicable zoning ordinances, building regulations, restrictive covenants and governmental laws, rules, regulations and ordinances, and comply and will comply with all applicable requirements, standards and regulations of appropriate supervising boards of fire underwriters and similar agencies, authorities or boards; (g) Prison Realty has: (A) diligently pursued the development, construction and installation of the Improvements; and (B) performed such duties as may be necessary to complete the development, construction and installation of the Improvements in accordance with the plans and specifications and without Liens, claims or assessments, actual or contingent, asserted against Prison Realty Real Property for any material, labor or other items furnished in connection therewith, and all in full compliance with all construction, use, building, zoning and other similar laws, ordinances, rules, regulations, codes and restrictions of any applicable Governmental Entities or authorities or otherwise applicable thereto; (h) Prison Realty has complied with all laws, ordinances, rules, regulations, judgments, orders, injunctions, writs and decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any of them, applicable to the construction of the Improvements, and has paid when due all taxes and assessments upon the Improvements or Prison Realty Real Property, and all claims for labor or materials, rents, and other obligations that, if unpaid, will or might become a Lien against the Improvements or the Prison Realty Real Property; (i) Prison Realty has maintained, in sufficient amount, and in satisfactory form and substance, and with satisfactory insurers: (A) builder's risk insurance, all-risk nonreporting completed value form, insuring the Improvements against fire, theft, extended coverage, vandalism, and such other hazards in full force and effect at all times until the completion of construction of all of the Improvements; and (B) such other insurance, in such amounts and for such terms, as may from time to time be reasonably required insuring against such other casualties or losses which at the time are commonly insured against in the case of premises similarly situated; and (j) the Improvements have been constructed in accordance with the plans and specifications therefor, and in compliance with all laws, ordinances, rules and regulations applicable thereto, and in a good and workmanlike manner. For the purposes of this Agreement "Improvements" shall mean all buildings, improvements, structures and fixtures now or on the Closing Date located on the Prison Realty Real Property, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements.

         (m)      Environmental Matters.

                  (i) To the knowledge of Prison Realty, the Prison Realty Real Property and the Improvements thereon (the "Prison Realty Facilities") are presently operated in compliance in all material respects with all Environmental Laws (as defined below).

                  (ii) There are no Environmental Laws requiring any material remediation, clean up, repairs, constructions or capital expenditures (other than normal maintenance) with respect to the Prison Realty Facilities.

                  (iii) There are no (A) notices of any violation or alleged violation of any Environmental Laws relating to the Prison Realty Facilities or their uses that have been received by Prison Realty, or (B) writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending, or, to the knowledge of Prison Realty, threatened, relating to the ownership, use, maintenance or operation of the Prison Realty Facilities.

                  (iv) To the knowledge of Prison Realty, there are no past, present or anticipated future events, conditions, circumstances, activities, practices, incidents, actions, or plans relating to Prison Realty and its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws or which may give rise to any liability under the Environmental Laws.

                  (v) All material permits and licenses required under any Environmental Laws in respect of the operations of the Prison Realty Facilities have been obtained, and the Prison Realty Facilities and Prison Realty are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

                  (vi) For purposes of this Agreement, "Environmental Laws" mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health, the environment, or worker or public health and safety as in effect as of the date hereof, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials (as defined herein), substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, including by way of illustration and not by way of limitation, (A) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 960111 et seq.), the Resource
Conservation and Recovery Act (42 U.S.C. Sections 69011 et seq.), the
Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Federal Water
Pollution Control Act (33 U.S.C. Sections 1251), the Safe Drinking Water
Act (42 U.S.C. Sections 300f et seq.), the Toxic Substances Control Act
(15 U.S.C. Sections 2601 et seq.), the Endangered Species Act (16 U.S.C. Sections 1531 et seq.), the Emergency Planning and Community Right-to-Know
Act of 1986 (42 U.S.C. Sections 11001 et seq.) and (B) analogous state and local provisions.

                  (vii) For purposes of this Agreement, "Hazardous Material" means any chemical substance:

                           (A) the presence of which requires investigation or
remediation under any federal, state or local statute, regulation, ordinance, order, action or policy, administrative request or civil complaint under any of the foregoing or under common law; or

                           (B) which is defined as a "hazardous waste" or
"hazardous substance" under any federal, state or local statute, regulation or ordinance or amendments thereto as in effect as of the date hereof, or as hereafter amended, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.); or

                           (C) which is toxic, explosive, corrosive, flammable,
infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, or any state or any political subdivision thereof having or asserting jurisdiction over any of the Prison Realty Facilities; or

                           (D) the presence of which on any of the Prison Realty
Facilities causes a nuisance upon such facilities or to adjacent properties or poses a hazard to the health or safety of persons on or about any of the Prison Realty Facilities; or

                           (E) the presence of which on adjacent properties
constitutes a trespass by any owner or operator of the Prison Realty Facilities; or

                           (F) which contains gasoline, diesel fuel or other
petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation, or lead-based paint, solder or other building materials; or

                           (G) radon gas.

         (n)      Benefit Plans.

                  (i) All "employee benefit plans" (as defined in Section 3(3) of ERISA) and all other compensation, bonus, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, employment, change-in-control, welfare, collective bargaining, severance, disability, death benefit, hospitalization and medical plans, agreements, arrangements or understandings that are maintained or contributed to (or previously contributed to) for the benefit of any current or former employee, officer or director of Prison Realty or any of its Subsidiaries and with respect to which Prison Realty or any of its Subsidiaries would reasonably be expected to have direct or contingent liability are defined as the "Prison Realty Benefit Plans." Prison Realty has heretofore delivered or made available to CCA, PMSI and JJFMSI true and complete copies of all Prison Realty Benefit Plans and, with respect to each Prison Realty Benefit Plan, true and complete copies of the following documents: the most recent actuarial report, if any; the most recent annual report, if any; any related trust agreement, annuity contract or other funding instrument, if any; the most recent determination letter, if any; and the most recent summary plan description, if any.

                  (ii) Except as disclosed in Section 3.01(n) of the Prison Realty Disclosure Schedule: (A) none of the Prison Realty Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or is otherwise subject to Title IV of ERISA; (B) none of the Prison Realty Benefit Plans promises or provides retiree medical or life insurance benefits to any person; (C) neither Prison Realty nor any of its Subsidiaries has any obligation to adopt or has taken any corporate action to adopt, any new Prison Realty Benefit Plan or, except as required by law, to amend any existing Prison Realty Benefit Plan; (D) Prison Realty and its Subsidiaries are in compliance in all material respects with and each Prison Realty Benefit Plan is and has been administered in all material respects in compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations except for any failures to so administer any Prison Realty Benefit Plan as would not have a material adverse effect on Prison Realty; (E) each Prison Realty Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code, to Prison Realty's knowledge, has been determined by the IRS to be so qualified, and no circumstances exist that could reasonably be expected to result in the revocation of any such determination;
(F) each Prison Realty Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits; (G) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available with respect to any Prison Realty Benefit Plan, and which could give rise to liability on the part of Prison Realty, any of its Subsidiaries, any Prison Realty Benefit Plan, or any fiduciary, party in interest or disqualified person with respect thereto that would be material to Prison Realty or would be material to Prison Realty if it were its liability; (H) neither Prison Realty nor any entity required to be treated as a single employer with Prison Realty under Section 414 of the Code has any unsatisfied liability under Title IV of ERISA that would have a material adverse effect on Prison Realty;
(I) other than funding obligations and benefits claims payable in the ordinary course, to Prison Realty's knowledge, no event has occurred and no circumstance exists with respect to any Prison Realty Benefit Plan that could give rise to any material liability arising under the Code, ERISA or any other applicable law, or under any indemnity agreement to which Prison Realty or any of its Subsidiaries is a party, excluding liability relating to benefit claims and funding obligations payable in the ordinary course, whether directly or by reason of its affiliation with any entity required to be treated as a single employer with Prison Realty under Section 414 of the Code; (J) as of the date hereof there are no pending or, to the knowledge of the executive officers of Prison Realty, threatened investigations, claims or lawsuits in respect of any Prison Realty Benefit Plan that would have a material adverse effect on Prison Realty; (K) other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA or otherwise as provided by state law, none of the Prison Realty Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service; (L) no amount payable pursuant to a Prison Realty Benefit Plan or any other plan, contract or arrangement of Prison Realty would be considered an "excess parachute payment" under Section 280G of the Code; and (M) no Prison Realty Benefit Plan exists that could result in the payment to any current or former employee, officer or director of Prison Realty any money or other property or accelerate or provide any other rights or benefits as a result of the transactions contemplated by this Agreement which would constitute an excess parachute payment within the meaning of Section 280G of the Code.

         (o) Material Contracts. There are no contracts or other documents required by the Securities Act to be described in or to be filed as exhibits to the Prison Realty Filed SEC Documents which have not been described or filed as required. All such contracts to which Prison Realty or any of its Subsidiaries is a party have been duly authorized, executed and delivered by Prison Realty or such Subsidiary, constitute valid and binding agreements of Prison Realty or such Subsidiary and are enforceable against Prison Realty or such Subsidiary in accordance with the terms thereof. Each of Prison Realty and its Subsidiaries has performed all material obligations required to be performed by it, and is neither in default in any material respect nor has it received notice of any default or dispute under, any such contract or other material instrument to which it is a party or by which its property is bound or affected. To the best knowledge of Prison Realty, no other party under any such contract or other material instrument to which it or any of its Subsidiaries is a party is in default in any material respect thereunder.

         (p) No Undisclosed Liabilities. Except (a) as set forth in the Prison Realty Filed SEC Documents, (b) as set forth in Section 3.01(p) of the Prison Realty Disclosure Schedule, (c) as incurred in the ordinary course of the business of Prison Realty subsequent to September 30, 1999 which would, individually or in the aggregate, not have, or be reasonably expected not to have, a material adverse effect, (d) for any expenses incurred in connection with transactions contemplated by this Agreement or for liabilities or obligations relating to contractual obligations, indebtedness, litigation or other matters which are covered by other representations and warranties in this Agreement or otherwise identified in the Prison Realty Disclosure Schedule, neither Prison Realty nor any of its Subsidiaries has any liabilities or obligations (direct or indirect, contingent or fixed, known or unknown, matured or unmatured accrued or unaccrued), whether arising out of contract, tort, statute or otherwise, and whether or not required by GAAP to be reflected on or in footnotes to the Prison Realty Financial Statements.

         (q) Investment Company Act. Neither Prison Realty nor any of the Subsidiaries is (i) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the

Public Utility Holding Company Act of 1935, as amended, or (iii) subject to regulation under the Federal Power Act or the Interstate Commerce Act.

         (r) Reporting. Prison Realty is subject to Section 13 of the Exchange Act and is in compliance in all material respects with the provisions of such section.

         (s) Labor Matters. Except as set forth in Section 3.01(s) of the Prison Realty Disclosure Schedule: (i) neither Prison Realty nor its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (ii) to the knowledge of Prison Realty, no union claims to represent the employees of Prison Realty and its Subsidiaries currently exist; (iii) none of the employees of Prison Realty or its Subsidiaries is represented by any labor organization and Prison Realty has no knowledge of any current union organizing activities among the employees of Prison Realty or its Subsidiaries, nor does any question concerning representation exist concerning such employees; neither Prison Realty nor its Subsidiaries is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (iv) there is no strike, work stoppage, lockout or other labor dispute involving Prison Realty or its Subsidiaries pending or threatened; (v) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to the knowledge of Prison Realty, threatened, against Prison Realty or its Subsidiaries; (vi) to the knowledge of Prison Realty, no grievance is threatened against Prison Realty or its Subsidiaries; (vii) neither Prison Realty nor its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (viii) there are no written personnel policies, rules or procedures applicable to employees of Prison Realty or its Subsidiaries, other than those set forth in Section 3.01(s) of the Prison Realty Disclosure Schedule, true and correct copies of which have heretofore been delivered or made available to CCA, PMS and JJFMSI; (ix) Prison Realty and its Subsidiaries are, and have at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (x) since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), neither Prison Realty nor its Subsidiaries has effectuated (A) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of Prison Realty or its Subsidiaries; or (B) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any of Prison Realty or its Subsidiaries, in either case, other than in substantial compliance with the WARN Act; nor has Prison Realty or its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation; and

(xi) neither Prison Realty nor any of its Subsidiaries is aware that it has any liability or potential liability under the Multi-Employer Pension Plan Act.

         (t) Insurance. Prison Realty and its Subsidiaries maintain primary, excess and umbrella insurance of types and amounts customary for their business against general liability, fire, workers' compensation, products liability, theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect and with respect to property insurance for assets for which it is customary to have replacement cost coverage or there are coinsurance provisions, the amount of such insurance is sufficient to provide for such coverage or to prevent the application of the coinsurance provision. Section 3.01(t) of the Prison Realty Disclosure Schedule sets forth a complete list of the insurance policies maintained by Prison Realty and its Subsidiaries.

         (u) Affiliate Transactions. Except as set forth in Section 3.01(u) of the Prison Realty Disclosure Schedule, there is no transaction and no transaction is now proposed, to which Prison Realty or its Subsidiaries is or is to be a party in which any current stockholder (holding in excess of 5% of the Prison Realty Common Stock or any securities convertible into or exchangeable for Prison Realty Common Stock), general partner, limited partner (holding in excess of 5% of the limited partnership interests), director or executive officer of Prison Realty or its Subsidiaries has a direct or indirect interest.

         (v) Internal Accounting Controls. Prison Realty's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to Prison Realty's financial statements.

         (w) Board Recommendation. Prior to the date hereof with respect to this Agreement, the Board of Directors of Prison Realty, at a meeting duly called and held, by the majority vote of the directors present at such meeting and voting,
(i) determined that such Agreement and the Merger and the other transactions contemplated hereby or thereby are fair to and in the best interests of the shareholders of Prison Realty, (ii) adopted such Agreement and approved the Merger and (iii) approved the delivery of the CCA Merger Consideration, PMSI Merger Consideration and the JJFMSI Merger Consideration to the holders of CCA Certificates, PMSI Certificates and JJFMSI Certificates, respectively, pursuant to the terms and conditions of this Agreement.

         (x) Maryland Law on Business Combinations and Control Shares. None of the parties to the Merger is an interested stockholder (as defined in Section 3-601 of the Maryland General Corporation Law (the "MGCL")) of Prison Realty or an affiliate (as defined in Section 3-601 of the MGCL) of an interested stockholder who was not exempted from the provisions of Section 3-602 of the MGCL prior to the most recent date on which such person became an interested stockholder. None of the shares of Prison Realty Stock issued in the Merger constitute "control shares" as such term is defined in Section 3-701 of the MGCL. The approval of the

Merger, and the issuance of the Prison Realty Stock in connection therewith, by the Board of Directors of Prison Realty referred to in Section 3.01(w) constitutes approval of the Merger and the issuance of the Prison Realty Stock and related transactions for purposes of Sections 3-602 and 3-702 of the MGCL.

         (y) Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co. ("Merrill Lynch") and Wasserstein Perella & Co., Inc. ("Wasserstein Perella"), the fees and expenses of which will be paid by Prison Realty, are entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Prison Realty. Prison Realty's arrangements with Merrill Lynch and Wasserstein Perella have been disclosed to CCA, PMSI and JJFMSI prior to the date hereof.

         (z) Opinion of Financial Advisor. Prison Realty has received the opinion of Merrill Lynch, dated as of the date hereof, to the effect that the sale by Prison Realty of its securities to a third-party investor, is fair to Prison Realty and the stockholders of Prison Realty from a financial point of view (the "Merrill Lynch Prison Realty Opinion").

         (aa) Share Ownership. Prison Realty owns 981,393 shares of the issued and outstanding Class B Common Stock of CCA, 100,000 shares of the issued and outstanding PMSI Class B Common Stock and 100,000 shares of the issued and outstanding JJFMSI Class B Common Stock. All of such shares shall be canceled in connection with the Merger as set forth in Section 2.01 (a) hereof.

         SECTION 3.02 Representations and Warranties of the Acquisition Companies. Each of the Acquisition Companies hereby represents and warrants, severally and not jointly and with respect to itself only, to each of CCA, PMSI and JJFMSI as follows:

         (a) Organization and Authority. The Acquisition Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Tennessee with full corporate power and authority to own its properties and conduct its business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect. The Acquisition Company does not have a direct or indirect ownership interest in any subsidiary corporation, joint venture, partnership or other entity. The Acquisition Company has made available to CCA, PMSI and JJFMSI complete and correct copies of its charter and bylaws, in each case as amended to the date of this Agreement. The Acquisition Company is a newly-formed entity and, except for activities incident to the Merger and the transactions contemplated hereby, the Acquisition Company has not engaged in any business activity of any type or kind whatsoever prior to the date hereof.

         (b) Capital Structure. The authorized capital stock of the Acquisition Company consists of 10,000 shares of common stock, no par value per share, of which 1,000 shares are issued and outstanding.

         (c) Authorization. The Acquisition Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Acquisition Company. This Agreement has been duly executed and delivered by the Acquisition Company and constitutes a valid and binding obligation of the Acquisition Company, enforceable against the Acquisition Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws from time to time in effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) any provision of the charter (or similar organizational documents) or bylaws of the Acquisition Company or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Acquisition Company or its respective properties or assets, in any case under this clause (ii) which would, individually or in the aggregate, have a material adverse effect on the Acquisition Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Acquisition Company in connection with the execution and delivery of this Agreement by the Acquisition Company or the consummation by the Acquisition Company of the transactions contemplated hereby, the failure of which to be obtained or made would, individually or in the aggregate, have a material adverse effect on the Acquisition Company or would prevent or materially delay the consummation of the transactions contemplated hereby, except for (A) the filing of the Articles of Merger with the Tennessee Secretary of State and appropriate documents with the relevant authorities of other states in which the Acquisition Company is qualified to do business, (B) filings required pursuant to the HSR Act, and (C) filings necessary to satisfy the applicable requirements of state securities or "blue sky" laws.

         (d) Information Supplied. None of the information supplied or to be supplied by the Acquisition Company for inclusion or incorporation by reference in the Proxy-Statement Prospectus will, at the date it is first mailed to stockholders of Prison Realty or at the time of the Prison Realty Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case no representation or warranty is made by the Acquisition Company with respect to statements made or incorporated by reference therein based on information supplied by CCA, PMSI or JJFMSI specifically for inclusion or incorporation by reference therein.

         (e) Certain Agreements. The Acquisition Company is not in default under any material agreement, commitment, lease or other instrument to which it or any of its properties is subject, and there has not occurred any event that, with the giving of notice or the lapse of time or both, would constitute such a default by the Acquisition Company or, to the knowledge of the executive officers of the Acquisition Company, a default thereunder by any other party thereto, except in all cases where such defaults, individually or in the aggregate, would not have a material adverse effect on the Acquisition Company. The Acquisition Company is not in breach in any material respect under its charter, bylaws or other organizational documents.

         (f) Board Recommendation. Prior to the date hereof with respect to this Agreement, the Board of Directors of the Acquisition Company, at a meeting duly called and held, by the majority vote of the directors present at such meeting and voting, (i) determined that such Agreement and the Merger and the other transactions contemplated hereby or thereby are fair to and in the best interests of the shareholders of the Acquisition Company, (ii) adopted such Agreement and approved the Merger and (iii) resolved to recommend that its shareholders approve the Agreement and the Merger.

         (g) Tennessee Business Combination Act. The approval of the Merger by the Board of Directors of the Acquisition Company referred to in Section 3.02(f) constitutes approval of the Merger for purposes of the TBCA and represents all the actions necessary to ensure that Sections 48-103-201, et seq., of the TBCA do not apply to the Merger.

         SECTION 3.03 Representations and Warranties of CCA. Except as set forth in the Prison Realty Filed SEC Documents or on the Disclosure Schedule delivered by CCA to Prison Realty, PMSI and JJFMSI prior to the execution of this Agreement (the "CCA Disclosure Schedule"), which CCA Disclosure Schedule constitutes a part hereof and is true and correct in all material respects, CCA represents and warrants to Prison Realty, the Acquisition Companies, PMSI and JJFMSI as follows:

         (a) Organization and Authority. CCA is duly formed and validly existing and in good standing under the laws of the State of Tennessee with full power and authority to own its properties and conduct its business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect on CCA. CCA has all requisite corporate power and authority, and has been duly authorized by all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its assets and properties and to conduct its business as it is now being conducted and is duly qualified or licensed to do business in each jurisdiction in which the failure to do so could have a material adverse effect upon the conduct of its business or the ownership or leasing of property by it in such jurisdiction.

         (b)      Subsidiaries.

                  (i) The only direct or indirect Subsidiaries of CCA are those listed in Section 3.03(b) of the CCA Disclosure Schedule. Except for the ownership interests set forth in Section 3.03(b) of the CCA Disclosure Schedule, CCA does not own or control, directly or indirectly, a 50% or greater capital stock interest in a corporation, a general partnership interest or a 50% or greater limited partnership interest in a partnership, or a managing membership interest or a 50% or greater membership interest in a limited liability company, association or other entity or project.

                  (ii) Except for the entities listed in Section 3.03(b) of the CCA Disclosure Schedule, CCA does not hold, directly or indirectly, any equity interest or equity investment in any corporation, partnership, association or other entity.

                  (iii) Except as set forth in Section 3.03(b) of the CCA Disclosure Schedule, all of the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of CCA have been validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by CCA free and clear of any Liens and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any Subsidiary of CCA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

                  (iv) CCA's Subsidiaries do not own or operate or possess any material assets, licenses, management contracts, or franchises or other rights nor are such Subsidiaries liable with respect to any material indebtedness, obligations, liabilities, or claims. For purposes of this section, "material" means with respect to assets, licenses, management contracts, franchises or rights of the Subsidiaries that the aggregate value of such items for the Subsidiaries taken as a whole does not exceed 5.0% of the aggregate value of such items for CCA and its Subsidiaries taken as a whole; and with respect to indebtedness, obligations, liabilities, and claims of the Subsidiaries, that the aggregate amount of such items for the Subsidiaries taken as a whole does not exceed 5.0% of the aggregate amount of such items for CCA and its Subsidiaries taken as a whole.

         (c) Capital Structure. The authorized capital stock of CCA consists of 100,000,000 shares of CCA Class A Common Stock, 100,000,000 shares of CCA Class B Common Stock and 50,000,000 shares of preferred stock, $0.01 par value per share. At the close of business on November 30, 1999, (A) 9,349,061 shares of CCA Class A Common Stock were outstanding,

(B) 981,393 shares of CCA Class B Common Stock were outstanding, (C) no shares of preferred stock were outstanding and (D) warrants to acquire 546,729 shares of CCA Class A Common Stock were outstanding. Other than as set forth above, at the close of business on November 30, 1999, there were outstanding no shares of CCA Common Stock or any other class or series of stock of CCA or options, warrants or other rights to acquire shares of CCA Common Stock or any other class or series of stock of CCA from CCA. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which shareholders of CCA may vote are issued or outstanding.

         All outstanding shares of CCA Common Stock are duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of Liens and will not be in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Other than as set forth above, and except for this Agreement and for certain contractual preemptive rights granted to each of Prison Realty, Sodexho (as defined herein) and Baron, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements or undertakings of any kind to which CCA or any Subsidiary of CCA is a party or by which CCA or any Subsidiary of CCA is bound obligating CCA or any Subsidiary of CCA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of CCA Common Stock or other equity or voting securities of CCA or of any Subsidiary of CCA or obligating CCA or any Subsidiary of CCA to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement or undertaking. There are no outstanding obligations of CCA or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of CCA Common Stock or any of its Subsidiaries and, to the knowledge of the executive officers of CCA, as of the date hereof, no irrevocable proxies have been granted with respect to shares of CCA Common Stock or equity of Subsidiaries of CCA.

         (d) Authorization. CCA has all requisite power and authority to enter into this Agreement and, subject to obtaining the CCA Shareholder Approval with respect to the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of CCA, subject to obtaining CCA Shareholder Approval with respect to the Merger. This Agreement has been duly executed and delivered by CCA and constitutes a valid and binding obligation of CCA, enforceable against CCA in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws from time to time in effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) any provision of the charter (or similar organizational documents) or bylaws of CCA or any Subsidiary of CCA or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CCA or any Subsidiary of CCA or their respective properties or assets, in any case under this clause (ii) which would, individually or in the aggregate, have a material adverse effect on CCA. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to CCA or any Subsidiary of CCA in connection with the execution and delivery of this Agreement by CCA or the consummation by CCA of the transactions contemplated hereby, the failure of which to be obtained or made would, individually or in the aggregate, have a material adverse effect on CCA or would prevent or materially delay the consummation of the transactions contemplated hereby, except for (A) the filing of the Articles of Merger with the Tennessee Secretary of State and appropriate documents with the relevant authorities of other states in which CCA is qualified to do business, (B) filings required pursuant to the HSR Act, (C) filings necessary to satisfy the applicable requirements of state securities or "blue sky" laws, and those required pursuant to CCA's agreements or management contracts with Governmental Entities.

         (e) Information Supplied. None of the information supplied or to be supplied by CCA specifically for inclusion or incorporation by reference in the Proxy Statement-Prospectus will, at the date it is first mailed to shareholders of CCA or at the time of the CCA Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case no representation or warranty is made by CCA with respect to statements made or incorporated by reference therein based on information supplied by Prison Realty, PMSI or JJFMSI specifically for inclusion or incorporation by reference therein. The Proxy Statement-Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, except that in each case no representation or warranty is made by CCA with respect to statements made or incorporated by reference therein based on information supplied by Prison Realty, PMSI or JJFMSI specifically for inclusion or incorporation by reference therein. If at any time prior to the date of the CCA Shareholders' Meeting, any event with respect to CCA, or with respect to information supplied by CCA specifically for inclusion in the Proxy Statement-Prospectus, shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement-Prospectus, such event shall be so described by CCA.

         (f) Absence of Certain Changes or Events. Subsequent to September 30, 1999, neither CCA nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed; and subsequent to September 30, 1999 (i) neither CCA nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any transactions not in the ordinary course of business consistent with past practice, and (ii) there has not been any issuance of options, warrants or rights to purchase CCA Common Stock, or any interests therein, or any adverse change, or any development involving a prospective adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of CCA or any Subsidiary.

         (g) Compliance with Laws; Litigation. Except as described in the CCA Disclosure Schedule or in the Prison Realty Filed SEC Documents, there are no claims, actions, suits, arbitration, grievances, proceedings or investigations pending or, to CCA's knowledge, threatened, against CCA or any Subsidiary, or any properties or rights of CCA or any Subsidiary, or any officers or directors of CCA or any Subsidiary in their capacity as such, by or before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on CCA or prevent, materially delay or intentionally delay the ability of CCA to consummate the transactions contemplated hereby. Neither CCA nor its Subsidiaries is subject to any judgment, order or decree which could reasonably be expected to result in a material adverse effect.

         Each of CCA and its Subsidiaries has at all times operated and currently operates its business in conformity in all material respects with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of Governmental Entities. Each of CCA and its Subsidiaries has all licenses, approvals or consents to operate its businesses in all locations in which such businesses are currently being operated, and to its knowledge is not aware of any existing or imminent matter which may materially adversely impact its operations or business prospects other than as specifically disclosed in the CCA Disclosure Schedule. CCA and each Subsidiary have not failed to file with the applicable regulatory authorities any material statements, reports, information or forms required by all applicable laws, regulations or orders, all such filings or submissions were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. CCA and each Subsidiary have not failed to maintain in full force and effect any material licenses, registrations or permits necessary or proper for the conduct of its or their business, or received any notification that any revocation or limitation thereof is threatened or pending, and there is not to the knowledge of CCA pending any change under any law, regulation, license or permit which would materially adversely affect the business, operations, property or business prospects of CCA. CCA and each Subsidiary have not received any notice of violation of or been threatened with a charge of violating and are not under investigation with respect to a possible violation of any provision of any law, regulation or order. Neither CCA nor any of its Subsidiaries has at any time (i) made any unlawful contribution to any candidate for domestic or foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

         (h)      Taxes.

                  (i) CCA has timely filed (or there have been filed on its behalf) all Tax Returns required to be filed by it under applicable law, and all such Tax Returns were and are true, complete and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP and reflected on the most recent balance sheets of CCA, all Taxes due and payable by CCA have been timely paid in full.

                  (ii) There are no Tax liens upon the assets of CCA except liens for Taxes not yet due.

                  (iii) CCA has complied with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld, collected and paid over to the proper governmental authorities all amounts required.

                  (iv) No audits or other administrative proceedings or court proceedings are presently pending or, to the knowledge of CCA, asserted with regard to any Taxes or Tax Returns of CCA.

                  (v) CCA has not received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with a taxing authority relating to Taxes with any taxing authority.

                  (vi) CCA has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                  (vii) CCA has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of CCA, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of CCA. To the knowledge of CCA, the IRS has not proposed any such adjustment or change in accounting method.

                  (viii) CCA has not joined in the filing of a consolidated return for federal income tax purposes. CCA is not and has never been subject to the provisions of Section 1503(f) of the Code.

                  (ix) CCA is not a party to any agreement providing for the allocation or sharing of Taxes or indemnification by CCA of any other person in respect of Taxes.

                  (x) CCA is not a party to any agreement, contract, or arrangement that would result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (xi) To the knowledge of CCA, CCA does not have, nor has it ever had, any income which is includable in computing the taxable income of a United States person (as determined under Section 7701 of the Code) under
Section 951 of the Code. To the knowledge of CCA, none of the Subsidiaries of CCA is or has ever been a "passive foreign investment company" within the meaning of Section 1297 of the Code. To the knowledge of CCA, CCA is not and never has been a "personal holding company" within the meaning of Section 542 of the Code. To the knowledge of CCA, there are no gain recognition agreements, within the meaning of Treasury Regulation 1.367(a)-8 or any predecessor provision, between CCA, on one hand, and a stockholder of the CCA, on the other. There is no pending or, to the knowledge of CCA, threatened, action, proceeding or investigation by any taxing authority for assessment or collection of Taxes with respect to CCA in any jurisdiction where CCA has not filed a Tax Return. All dealings and arrangements between and among CCA and its Subsidiaries are at arm's length and consistent with arm's length dealings and arrangements between or among unrelated, uncontrolled taxpayers.

                  (xii) For purposes of this Section 3.03(h), all representations and warranties with respect to CCA are deemed to include and to apply to each of its Subsidiaries and predecessors.

         (i) No Defaults. Except for violations or defaults which, individually or in the aggregate, would not have a material adverse effect, neither CCA nor any of its Subsidiaries is in violation or default under any provision of its charter, by-laws, partnership agreements or other organizational documents, or is in breach of or default with respect to any provision of any note, bond, agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which would constitute an event of default on the part of any of CCA or its Subsidiaries as defined in such documents which, with notice of lapse of time or both, would constitute a default. Neither CCA nor any of its Subsidiaries is a party to any contract (other than leases) containing any covenant restricting its ability to conduct its business as currently conducted except for any such covenants that would not, individually or in the aggregate, have a material adverse effect on CCA.

         (j)      Environmental Matters.

                  (i) To the knowledge of CCA, the correctional and detention facilities operated or managed by CCA (the "CCA Facilities") are presently operated in compliance in all material respects with all Environmental Laws.

                  (ii) There are no Environmental Laws requiring any material remediation, clean up, repairs, constructions or capital expenditures (other than normal maintenance) with respect to the CCA Facilities.

                  (iii) There are no (A) notices of any violation or alleged violation of any Environmental Laws relating to the CCA Facilities or their uses that have been received by CCA, or (B) writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending, or, to the knowledge of CCA, threatened, relating to the ownership, use, maintenance or operation of the CCA Facilities.

                  (iv) To the knowledge of CCA, there are no past, present or anticipated future events, conditions, circumstances, activities, practices, incidents, actions, or plans relating to CCA and its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws or which may give rise to any liability under the Environmental Laws.

                  (v) All material permits and licenses required under any Environmental Laws in respect of the operations of the CCA Facilities have been obtained, and the CCA Facilities and CCA are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

         (k)      Benefit Plans.

                  (i) All "employee benefit plans" (as defined in Section 3(3) of ERISA) and all other compensation, bonus, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, employment, change-in-control, welfare, collective bargaining, severance, disability, death benefit, hospitalization and medical plans, agreements, arrangements or understandings that are maintained or contributed to (or previously contributed to) for the benefit of any current or former employee, officer or director of CCA or any of its Subsidiaries and with respect to which CCA or any of its Subsidiaries would reasonably be expected to have direct or contingent liability are defined as the "CCA Benefit Plans." CCA has heretofore delivered or made available to Prison Realty, PMSI and JJFMSI true and complete copies of all CCA Benefit Plans and, with respect to each CCA Benefit Plan, true and complete copies of the following documents: the most recent actuarial report, if any; the most recent annual report, if any; any related trust agreement, annuity contract or other funding instrument, if any; the most recent determination letter, if any; and the most recent summary plan description, if any.

                  (ii) Except as disclosed in Section 3.03(k) of the CCA Disclosure Schedule: (A) none of the CCA Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or is otherwise subject to Title IV of ERISA; (B) none of the CCA Benefit Plans promises or provides retiree medical or life insurance benefits to any person; (C) neither CCA nor any of its Subsidiaries has any obligation to adopt or has taken any corporate action to adopt, any new CCA Benefit Plan or, except as required by law, to amend any existing CCA Benefit Plan; (D) CCA and its Subsidiaries are in compliance in all material respects with and each CCA Benefit Plan is and has been administered in all material respects in compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations except for any failures to so administer any CCA Benefit Plan as would not have a material adverse effect on CCA; (E) each CCA Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code, to CCA's knowledge, has been determined by the IRS to be so qualified, and no circumstances exist that could reasonably be expected to result in the revocation of any such determination; (F) each CCA Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits; (G) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available with respect to any CCA Benefit Plan, and which could give rise to liability on the part of CCA, any of its Subsidiaries, any CCA Benefit Plan, or any fiduciary, party in interest or disqualified person with respect thereto that would be material to CCA or would be material to CCA if it were its liability; (H) neither CCA nor any entity required to be treated as a single employer with CCA under Section 414 of the Code has any unsatisfied liability under Title IV of ERISA that would have a material adverse effect on CCA; (I) other than funding obligations and benefits claims payable in the ordinary course, to CCA's knowledge, no event has occurred and no circumstance exists with respect to any CCA Benefit Plan that could give rise to any liability arising under the Code, ERISA or any other applicable law, or under any indemnity agreement to which CCA or any of its Subsidiaries is a party, excluding liability relating to benefit claims and funding obligations payable in the ordinary course, whether directly or by reason of its affiliation with any entity required to be treated as a single employer with CCA under Section 414 of the Code; (J) as of the date hereof there are no pending or, to the knowledge of the executive officers of CCA, threatened investigations, claims or lawsuits in respect of any CCA Benefit Plan that would have a material adverse effect on CCA; (K) other than continuation coverage required to be provided under Section 4980B of the Code or
Part 6 of Title I of ERISA or otherwise as provided by state law, none of the CCA Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service;
(L) no amount payable pursuant to a CCA Benefit Plan or any other plan, contract or arrangement of CCA would be considered an "excess parachute payment" under
Section 280G of the Code; and (M) no CCA Benefit Plan exists that could result in the payment to any current or former employee, officer or director of CCA any money or other property or accelerate or provide any other rights or benefits as a result of the transactions contemplated by this Agreement which would constitute an excess parachute payment within the meaning of Section 280G of the Code.

         (l) Material Contracts. All contracts to which CCA or any Subsidiary is a party have been duly authorized, executed and delivered by CCA or any Subsidiary, constitute valid and binding agreements of CCA or any Subsidiary and are enforceable against CCA or any Subsidiary in accordance with the terms thereof. Each of CCA and each Subsidiary has performed all material obligations required to be performed by it, and is neither in default in any material respect nor has it received notice of any default or dispute under, any such contract or other material instrument to which it is a party or by which its property is bound or affected. To the best knowledge of CCA, no other party under any such contract or other material instrument to which it is a party is in default in any material respect thereunder.

         (m) No Undisclosed Liabilities. Except (a) as set forth in the Prison Realty Filed SEC Documents, (b) as set forth in Section 3.03(m) of the CCA Disclosure Schedule, (c) as incurred in the ordinary course of the business of CCA subsequent to September 30, 1999 which would, individually or in the aggregate, not have, or be reasonably expected not to have, a material adverse effect, (d) for any expenses incurred in connection with transactions contemplated by this Agreement or for liabilities or obligations relating to contractual obligations, indebtedness, litigation or other matters which are covered by other representations and warranties in this Agreement or otherwise identified in the CCA Disclosure Schedule, neither CCA nor any of its Subsidiaries has any liabilities or obligations (direct or indirect, contingent or fixed, known or unknown, matured or unmatured accrued or unaccrued), whether arising out of contract, tort, statute or otherwise, and whether or not required by GAAP to be reflected on or in footnotes to the financial statements of CCA.

         (n) Labor Matters. Except as set forth in Section 3.03(n) of the CCA Disclosure Schedule: (i) neither CCA nor its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (ii) to the knowledge of CCA, no union claims to represent the employees of CCA and its Subsidiaries;
(iii) none of the employees of CCA or its Subsidiaries is represented by any labor organization and CCA has no knowledge of any current union organizing activities among the employees of CCA or its Subsidiaries, nor does any question concerning representation exist concerning such employees; neither CCA nor its Subsidiaries is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (iv) there is no strike, work stoppage, lockout or other labor dispute involving CCA or its Subsidiaries pending or threatened; (v) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to the knowledge of CCA, threatened against CCA or its Subsidiaries; (vi) to the knowledge of CCA, no grievance is threatened against CCA or its Subsidiaries; (vii) neither CCA nor its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (viii) there are no written personnel policies, rules or procedures applicable to employees of CCA or its Subsidiaries, other than those set forth in Section 3.03(n) of the CCA Disclosure Schedule, true and correct copies of which have heretofore been delivered or made available to Prison Realty, PMSI and JJFMSI; (ix) CCA and its Subsidiaries are, and have at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation;
(x) since the enactment of the WARN Act, neither CCA nor its Subsidiaries has effectuated (A) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of CCA or its Subsidiaries; or (B) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any of CCA or its Subsidiaries, in either case, other than in substantial compliance with the WARN Act; nor has CCA or its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation; and (xi) neither CCA nor any of its Subsidiaries is aware that it has any liability or potential liability under the Multi-Employer Pension Plan Act.

         (o) Insurance. CCA and its Subsidiaries maintain primary, excess and umbrella insurance of types and amounts customary for their business against general liability, fire, workers' compensation, products liability, theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect and with respect to property insurance for assets for which it is customary to have replacement cost coverage or there are coinsurance provisions, the amount of such insurance is sufficient to provide for such coverage or to prevent the application of the coinsurance provision. Section 3.03(o) of the CCA Disclosure Schedule sets forth a complete list of the insurance policies maintained by CCA and its Subsidiaries.

         (p) Affiliate Transactions. Except as set forth in Section 3.03(p) of the CCA Disclosure Schedule, there is no transaction and no transaction is now proposed, to which CCA or its Subsidiaries is or is to be a party in which any current stockholder (holding in excess of 5% of the CCA's Common Stock or any securities convertible into or exchangeable for Common Stock), general partner, limited partner (holding in excess of 5% of the limited partnership interests), director or executive officer of CCA or its Subsidiaries has a direct or indirect interest.

         (q) Internal Accounting Controls. CCA's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to CCA's financial statements.

         (r) Vote Required. The CCA Shareholder Approval is the only vote of the holders of any class or series of CCA's securities necessary to approve this Agreement and the transactions contemplated hereby.

         (s) Board Recommendation. On the date hereof with respect to this Agreement, the Board of Directors of CCA, at a meeting duly called and held, by the majority vote of the directors present at such meeting, (i) determined that such Agreement and the Merger and the other transactions contemplated hereby and thereby are fair to and in the best interests of the shareholders of CCA, (ii) adopted such Agreement and approved the Merger and (iii) resolved to recommend that the holders of CCA Common Stock approve such Agreement and the Merger.

         (t) Tennessee Business Combination Act. CCA has received the opinion of Sherrard & Roe, PLC, counsel to CCA, that the approval of the Merger by the Board of Directors of CCA referred to in Section 3.03(s) constitutes approval of the Merger for purposes of the TBCA and represents all the actions necessary to ensure that Sections 48-103-201, et seq., of the TBCA do not apply to the Merger.

         (u) Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch, the fees and expenses of which will be paid by Prison Realty, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Merrill Lynch.

         (v) Opinion of Financial Advisor. CCA has received the opinion of Merrill Lynch, dated as of the date hereof, to the effect that the CCA Merger Consideration to be paid by Prison Realty is fair to CCA and the holders of the CCA Common Stock from a financial point of view (the "Merrill Lynch CCA Opinion").

         (w) Stock Ownership. CCA does not, directly or indirectly, own any shares of Prison Realty Stock other than shares, if any, held in CCA Benefit Plans.

         SECTION 3.04 Representations and Warranties of PMSI. Except as set forth in the Prison Realty Filed SEC Documents on the Disclosure Schedule delivered by PMSI to Prison Realty, CCA and JJFMSI prior to the execution of this Agreement (the "PMSI Disclosure Schedule"), which PMSI Disclosure Schedule constitutes a part hereof and is true and correct in all material respects, PMSI represents and warrants to Prison Realty, the Acquisition Companies, CCA and JJFMSI as follows:

         (a) Organization and Authority. PMSI is duly formed and validly existing and in good standing under the laws of the State of Tennessee with full power and authority to own its properties and conduct its business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect on PMSI. PMSI has all requisite corporate power and authority, and has been duly authorized by all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its assets and properties and to conduct its business as it is now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to do so could have a material adverse effect upon the conduct of its business or the ownership or leasing of property by it in such jurisdiction.

         (b)      Subsidiaries.

                  (i) The only direct or indirect Subsidiaries of PMSI are those listed in Section 3.04(b) of the PMSI Disclosure Schedule. Except for the ownership interests set forth in Section

3.04(b) of the PMSI Disclosure Schedule, PMSI does not own or control, directly or indirectly, a 50% or greater capital stock interest in a corporation, a general partnership interest or a 50% or greater limited partnership interest in a partnership, or a managing membership interest or a 50% or greater membership interest in a limited liability company, association or other entity or project.

                  (ii) Except for the entities listed in Section 3.04(b) of the PMSI Disclosure Schedule, PMSI does not hold, directly or indirectly, any equity interest or equity investment in any corporation, partnership, association or other entity.

                  (iii) Except as set forth in Section 3.04(b) of the PMSI Disclosure Schedule, all of the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of PMSI have been validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by PMSI free and clear of any Liens and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any Subsidiary of PMSI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

         (c) Capital Structure. The authorized capital stock of PMSI consists of 100,000,000 shares of PMSI Class A Common Stock, 100,000,000 shares of PMSI Class B Common Stock and 50,000,000 shares of preferred stock, $0.01 par value per share. At the close of business on November 30, 1999, (A) 100,004 shares of PMSI Class A Common Stock were outstanding, (B) 100,000 shares of PMSI Class B Common Stock were outstanding and (C) no shares of preferred stock were outstanding. Other than as set forth above, at the close of business on November 30, 1999, there were outstanding no shares of PMSI Common Stock or any other class or series of stock of PMSI or options, warrants or other rights to acquire shares of PMSI Common Stock or any other class or series of stock of PMSI from PMSI. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which shareholders of PMSI may vote are issued or outstanding.

         All outstanding shares of PMSI Common Stock are duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of Liens and will not be in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Other than as set forth above, and except for this Agreement and for certain preemptive rights granted to Prison Realty and set forth in the charter of PMSI, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements or undertakings of any kind to which PMSI or any Subsidiary of PMSI is a party or by which PMSI or any Subsidiary of PMSI is bound obligating PMSI or any Subsidiary of PMSI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of PMSI Common Stock, preferred stock or other equity or voting securities of PMSI or of any Subsidiary of PMSI or obligating PMSI or any Subsidiary of

PMSI to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement or undertaking. There are no outstanding obligations of PMSI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of PMSI Common Stock or any of its Subsidiaries and, to the knowledge of the executive officers of PMSI, as of the date hereof, no irrevocable proxies have been granted with respect to shares of PMSI Common Stock or equity of Subsidiaries of PMSI.

         (d) Authorization. PMSI has all requisite power and authority to enter into this Agreement and, subject to obtaining the PMSI Shareholder Approval with respect to the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of PMSI, subject to obtaining PMSI Shareholder Approval with respect to the Merger. This Agreement has been duly executed and delivered by PMSI and constitutes a valid and binding obligation of PMSI, enforceable against PMSI in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws from time to time in effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) any provision of the charter (or similar organizational documents) or bylaws of PMSI or any Subsidiary of PMSI or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PMSI or any Subsidiary of PMSI or their respective properties or assets, in any case under this clause (ii) which would, individually or in the aggregate, have a material adverse effect on PMSI. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to PMSI or any Subsidiary of PMSI in connection with the execution and delivery of this Agreement by PMSI or the consummation by PMSI of the transactions contemplated hereby, the failure of which to be obtained or made would, individually or in the aggregate, have a material adverse effect on PMSI or would prevent or materially delay the consummation of the transactions contemplated hereby, except for (A) the filing of the Articles of Merger with the Tennessee Secretary of State and appropriate documents with the relevant authorities of other states in which PMSI is qualified to do business, (B) filings required pursuant to the HSR Act, (C) filings necessary to satisfy the applicable requirements of state securities or "blue sky" laws, and those required pursuant to PMSI's agreements or management contracts with Governmental Entities.

         (e) Information Supplied. None of the information supplied or to be supplied by PMSI specifically for inclusion or incorporation by reference in the Proxy Statement-Prospectus will, at the date it is first mailed to shareholders of PMSI or at the time of the PMSI Shareholders'

Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case no representation or warranty is made by PMSI with respect to statements made or incorporated by reference therein based on information supplied by Prison Realty, the Acquisition Companies, CCA or JJFMSI specifically for inclusion or incorporation by reference therein. The Proxy Statement-Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, except that in each case no representation or warranty is made by PMSI with respect to statements made or incorporated by reference therein based on information supplied by Prison Realty, the Acquisition Companies, CCA or JJFMSI specifically for inclusion or incorporation by reference therein. If at any time prior to the date of the PMSI Shareholders' Meeting, any event with respect to PMSI, or with respect to information supplied by PMSI specifically for inclusion in the Proxy Statement-Prospectus, shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement-Prospectus, such event shall be so described by PMSI.

         (f) Absence of Certain Changes or Events. Subsequent to September 30, 1999, neither PMSI nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed; and subsequent to September 30, 1999 (i) neither PMSI nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any transactions not in the ordinary course of business consistent with past practice, and (ii) there has not been any issuance of options, warrants or rights to purchase PMSI Common Stock or preferred stock, or interests therein, or any adverse change, or any development involving a prospective adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of PMSI or any Subsidiary.

         (g) Compliance with Laws; Litigation. Except as described in the PMSI Disclosure Schedule or in the Prison Realty Filed SEC Documents, there are no claims, actions, suits, arbitration, grievances, proceedings or investigations pending or, to PMSI's knowledge, threatened against PMSI or any Subsidiary, or any properties or rights of PMSI or any Subsidiary, or any officers or directors of PMSI or any Subsidiary in their capacity as such, by or before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on PMSI or prevent, materially delay or intentionally delay the ability of PMSI to consummate the transactions contemplated hereby. Neither PMSI nor its Subsidiaries is subject to any judgment, order or decree which could reasonably be expected to result in a material adverse effect.

         Each of PMSI and its Subsidiaries has at all times operated and currently operates its business in conformity in all material respects with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of Governmental Entities. Each of PMSI and its Subsidiaries has all licenses, approvals or consents to operate its businesses in all locations in which such businesses are currently being operated, and to its knowledge is not aware of any existing or imminent matter which may materially adversely impact its operations or business prospects other than as specifically disclosed in the PMSI Disclosure Schedule. PMSI and each Subsidiary have not failed to file with the applicable regulatory authorities any material statements, reports, information or forms required by all applicable laws, regulations or orders, all such filings or submissions were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. PMSI and each Subsidiary have not failed to maintain in full force and effect any material licenses, registrations or permits necessary or proper for the conduct of its business, or received any notification that any revocation or limitation thereof is threatened or pending, and there is not to the knowledge of PMSI pending any change under any law, regulation, license or permit which would materially adversely affect the business, operations, property or business prospects of PMSI. PMSI and each Subsidiary have not received any notice of violation of or been threatened with a charge of violating and are not under investigation with respect to a possible violation of any provision of any law, regulation or order. Neither PMSI nor any of its Subsidiaries has at any time
(i) made any unlawful contribution to any candidate for domestic or foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

         (h)      Taxes.

                  (i) PMSI has timely filed (or there have been filed on its behalf) all Tax Returns required to be filed by it under applicable law, and all such Tax Returns were and are true, complete and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP and reflected on the most recent balance sheets of PMSI, all Taxes due and payable by PMSI have been timely paid in full.

                  (ii) There are no Tax liens upon the assets of PMSI except liens for Taxes not yet due.

                  (iii) PMSI has complied with the provisions of the Code, relating to the withholding of Taxes, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld, collected and paid over to the proper governmental authorities all amounts required.

                  (iv) No audits or other administrative proceedings or court proceedings are presently pending or, to the knowledge of PMSI, asserted with regard to any Taxes or Tax Returns of PMSI.

              (v) PMSI has not received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with a taxing authority relating to Taxes with any taxing authority.

               (vi) PMSI has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

               (vii) PMSI has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of PMSI, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of PMSI. To the knowledge of PMSI, the IRS has not proposed any such adjustment or change in accounting method.

               (viii) PMSI has not joined in the filing of a consolidated return for federal income tax purposes. PMSI is not and has never been subject to the provisions of Section 1503(f) of the Code.

               (ix) PMSI is not a party to any agreement providing for the allocation or sharing of Taxes or indemnification by PMSI of any other person in respect of Taxes.

               (x) PMSI is not a party to any agreement, contract, or arrangement that would result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (xi) To the knowledge of PMSI, PMSI does not have, nor has it ever had, any income which is includable in computing the taxable income of a United States person (as determined under Section 7701 of the Code) under
Section 951 of the Code. To the knowledge of PMSI, none of the Subsidiaries of PMSI is or has ever been a "passive foreign investment company" within the meaning of Section 1297 of the Code. To the knowledge of PMSI, PMSI is not and never has been a "personal holding company" within the meaning of Section 542 of the Code. To the knowledge of PMSI, there are no gain recognition agreements, within the meaning of Treasury Regulation 1.367(a)-8 or any predecessor provision, between PMSI, on one hand, and a stockholder of the PMSI, on the other. There is no pending or, to the knowledge of PMSI, threatened, action, proceeding or investigation by any taxing authority for assessment or collection of Taxes with respect to PMSI in any jurisdiction where PMSI has not filed a Tax Return. All dealings and arrangements between and among PMSI and its Subsidiaries are at arm's length and consistent with arm's length dealings and arrangements between or among unrelated, uncontrolled taxpayers.

               (xii) For purposes of this Section 3.04(h), all representations and warranties with respect to PMSI are deemed to include and to apply to each of its Subsidiaries and predecessors.

        (i) No Defaults. Except for violations or defaults which, individually or in the aggregate, would not have a material adverse effect, neither PMSI nor any of its Subsidiaries is in violation or default under any provision of its charter, by-laws, partnership agreements or other organizational documents, or is in breach of or default with respect to any provision of any note, bond, agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which would constitute an event of default on the part of any of PMSI or its Subsidiaries as defined in such documents which, with notice of lapse of time or both, would constitute a default. Neither PMSI nor any of its Subsidiaries is a party to any contract (other than leases) containing any covenant restricting its ability to conduct its business as currently conducted except for any such covenants that would not, individually or in the aggregate, have a material adverse effect on PMSI.

        (j)    Environmental Matters.

               (i) To the knowledge of PMSI, the correctional and detention facilities operated or managed by PMSI (the "PMSI Facilities") are presently operated in compliance in all material respects with all Environmental Laws.

               (ii) There are no Environmental Laws requiring any material remediation, clean up, repairs, constructions or capital expenditures (other than normal maintenance) with respect to the PMSI Facilities.

               (iii) There are no (A) notices of any violation or alleged violation of any Environmental Laws relating to the PMSI Facilities or their uses that have been received by PMSI, or (B) writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending, or, to the knowledge of PMSI, threatened, relating to the ownership, use, maintenance or operation of the PMSI Facilities.

               (iv) To the knowledge of PMSI, there are no past, present or anticipated future events, conditions, circumstances, activities, practices, incidents, actions, or plans relating to PMSI and its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws or which may give rise to any liability under the Environmental Laws.

               (v) All material permits and licenses required under any Environmental Laws in respect of the operations of the PMSI Facilities have been obtained, and the PMSI Facilities and PMSI are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

        (k)    Benefit Plans.

               (i) All "employee benefit plans" (as defined in Section 3(3) of ERISA) and all other compensation, bonus, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, employment, change-in-control, welfare, collective bargaining, severance, disability, death benefit, hospitalization and medical plans, agreements, arrangements or understandings that are maintained or contributed to (or previously contributed to) for the benefit of any current or former employee, officer or director of PMSI or any of its Subsidiaries and with respect to which PMSI or any of its Subsidiaries would reasonably be expected to have direct or contingent liability are defined as the "PMSI Benefit Plans." PMSI has heretofore delivered or made available to Prison Realty, CCA and JJFMSI true and complete copies of all PMSI Benefit Plans and, with respect to each PMSI Benefit Plan, true and complete copies of the following documents: the most recent actuarial report, if any; the most recent annual report, if any; any related trust agreement, annuity contract or other funding instrument, if any; the most recent determination letter, if any; and the most recent summary plan description, if any.

               (ii) Except as disclosed in Section 3.04(k) of the PMSI Disclosure Schedule: (A) none of the PMSI Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or is otherwise subject to Title IV of ERISA; (B) none of the PMSI Benefit Plans promises or provides retiree medical or life insurance benefits to any person; (C) neither PMSI nor any of its Subsidiaries has any obligation to adopt or has taken any corporate action to adopt, any new PMSI Benefit Plan or, except as required by law, to amend any existing PMSI Benefit Plan; (D) PMSI and its Subsidiaries are in compliance in all material respects with and each PMSI Benefit Plan is and has been administered in all material respects in compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations except for any failures to so administer any PMSI Benefit Plan as would not have a material adverse effect on PMSI; (E) each PMSI Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code, to PMSI's knowledge, has been determined by the IRS to be so qualified, and no circumstances exist that could reasonably be expected to result in the revocation of any such determination; (F) each PMSI Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits; (G) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available with respect to any PMSI Benefit Plan, and which could give rise to liability on the part of PMSI, any of its Subsidiaries, any PMSI Benefit Plan, or any fiduciary, party in interest or disqualified person with respect thereto that would be material to PMSI or would be material to PMSI if it were its liability; (H) neither PMSI nor any entity required to be treated as a single employer with PMSI under Section 414 of the Code has any unsatisfied liability under Title IV of ERISA that would have a material adverse effect on PMSI; (I) other than funding obligations and benefits claims payable in the ordinary course, to PMSI's knowledge, no event has occurred and no circumstance exists with respect to any PMSI Benefit

Plan that could give rise to any liability arising under the Code, ERISA or any other applicable law, or under any indemnity agreement to which PMSI or any of its Subsidiaries is a party, excluding liability relating to benefit claims and funding obligations payable in the ordinary course, whether directly or by reason of its affiliation with any entity required to be treated as a single employer with PMSI under Section 414 of the Code; (J) as of the date hereof there are no pending or, to the knowledge of the executive officers of PMSI, threatened investigations, claims or lawsuits in respect of any PMSI Benefit Plan that would have a material adverse effect on PMSI; (K) other than continuation coverage required to be provided under Section 4980B of the Code or
Part 6 of Title I of ERISA or otherwise as provided by state law, none of the PMSI Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service;
(L) no amount payable pursuant to a PMSI Benefit Plan or any other plan, contract or arrangement of PMSI would be considered an "excess parachute payment" under Section 280G of the Code; and (M) no PMSI Benefit Plan exists that could result in the payment to any current or former employee, officer or director of PMSI any money or other property or accelerate or provide any other rights or benefits as a result of the transactions contemplated by this Agreement which would constitute an excess parachute payment within the meaning of Section 280G of the Code.

        (l) Material Contracts. All contracts to which PMSI or any Subsidiary is a party have been duly authorized, executed and delivered by PMSI or any Subsidiary, constitute valid and binding agreements of PMSI or any Subsidiary and are enforceable against PMSI or any Subsidiary in accordance with the terms thereof. Each of PMSI and each Subsidiary has performed all material obligations required to be performed by it, and is neither in default in any material respect nor has it received notice of any default or dispute under, any such contract or other material instrument to which it is a party or by which its property is bound or affected. To the best knowledge of PMSI, no other party under any such contract or other material instrument to which it is a party is in default in any material respect thereunder.

        (m) No Undisclosed Liabilities. Except (a) as set forth in the Prison Realty Filed SEC Documents, (b) as set forth in Section 3.04(m) of the PMSI Disclosure Schedule, (c) as incurred in the ordinary course of the business of PMSI subsequent to September 30, 1999 which would, individually or in the aggregate, not have, or be reasonably expected not to have, a material adverse effect, (d) for any expenses incurred in connection with transactions contemplated by this Agreement or for liabilities or obligations relating to contractual obligations, indebtedness, litigation or other matters which are covered by other representations and warranties in this Agreement or otherwise identified in the PMSI Disclosure Schedule, neither PMSI nor any of its Subsidiaries has any liabilities or obligations (direct or indirect, contingent or fixed, known or unknown, matured or unmatured accrued or unaccrued), whether arising out of contract, tort, statute or otherwise, and whether or not required by GAAP to be reflected on or in footnotes to the financial statements of PMSI.

        (n) Labor Matters. Except as set forth in Section 3.04(n) of the PMSI Disclosure Schedule: (i) neither PMSI nor its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (ii) to the knowledge of PMSI, no union claims to represent the employees of PMSI and its Subsidiaries;
(iii) none of the employees of PMSI or its Subsidiaries is represented by any labor organization and PMSI has no knowledge of any current union organizing activities among the employees of PMSI or its Subsidiaries, nor does any question concerning representation exist concerning such employees; neither PMSI nor its Subsidiaries is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (iv) there is no strike, work stoppage, lockout or other labor dispute involving PMSI or its Subsidiaries pending or threatened; (v) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to the knowledge of PMSI, threatened against PMSI or its Subsidiaries; (vi) to the knowledge of PMSI, no grievance is threatened against PMSI or its Subsidiaries; (vii) neither PMSI nor its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (viii) there are no written personnel policies, rules or procedures applicable to employees of PMSI or its Subsidiaries, other than those set forth in Section 3.04(n) of the PMSI Disclosure Schedule, true and correct copies of which have heretofore been delivered to Prison Realty, CCA and JJFMSI; (ix) PMSI and its Subsidiaries are, and have at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (x) since the enactment of the WARN Act, neither PMSI nor its Subsidiaries has effectuated (A) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of PMSI or its Subsidiaries; or (B) a "mass layoff" (as defined in the WARN
Act) affecting any site of employment or facility of any of PMSI or its Subsidiaries, in either case, other than in substantial compliance with the WARN Act; nor has PMSI or its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation; and (xi) neither PMSI nor its Subsidiaries is aware that it has any liability or potential liability under the Multi-Employer Pension Plan Act.

        (o) Insurance. PMSI and its Subsidiaries maintain primary, excess and umbrella insurance of types and amounts customary for their business against general liability, fire, workers' compensation, products liability, theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect and with respect to property insurance for assets for which it is customary to have replacement cost coverage or there are coinsurance provisions, the amount of such insurance is sufficient to provide for such coverage or to prevent the application of the coinsurance provision. Section 3.04(o) of the PMSI Disclosure Schedule sets forth a complete list of the insurance policies maintained by PMSI and its Subsidiaries.

        (p) Affiliate Transactions. Except as set forth in Section 3.04(p) of the PMSI Disclosure Schedule, there is no transaction and no transaction is now proposed, to which PMSI or its Subsidiaries is or is to be a party in which any current stockholder (holding in excess of 5% of the PMSI's Common Stock or any securities convertible into or exchangeable for Common Stock), general partner, limited partner (holding in excess of 5% of the limited partnership interests), director or executive officer of PMSI or its Subsidiaries has a direct or indirect interest.

        (q) Internal Accounting Controls. PMSI's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to PMSI's financial statements.

        (r) Vote Required. The PMSI Shareholder Approval is the only vote of the holders of any class or series of PMSI's securities necessary to approve this Agreement and the transactions contemplated hereby.

        (s) Board Recommendation. On the date hereof with respect to this Agreement, the Board of Directors of PMSI, at a meeting duly called and held, by the majority vote of the directors present at such meeting, (i) determined that such Agreement and the Merger and the other transactions contemplated hereby and thereby are fair to and in the best interests of the shareholders of PMSI, (ii) adopted such Agreement and approved the Merger and (iii) resolved to recommend that the holders of PMSI Common Stock approve such Agreement and the Merger.

        (t) Tennessee Business Combination Act. The approval of the Merger by the Board of Directors of PMSI referred to in Section 3.04(s) constitutes approval of the Merger for purposes of the TBCA and represents all the actions necessary to ensure that Sections 48-103-201 et seq. of the TBCA do not apply to the Merger.

        (u) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with PMSI's participation in the transactions contemplated by this Agreement.

        (v) Stock Ownership. PMSI does not, directly or indirectly, own any shares of Prison Realty Stock other than shares, if any, held in PMSI Benefit Plans.

        SECTION 3.05 Representations and Warranties of JJFMSI. Except as set forth in the Prison Realty Filed SEC Documents on the Disclosure Schedule delivered by JJFMSI to Prison Realty, CCA and PMSI prior to the execution of this Agreement (the "JJFMSI Disclosure Schedule"), which JJFMSI Disclosure Schedule constitutes a part hereof and is true and correct in all material respects, JJFMSI represents and warrants to Prison Realty, the Acquisition Companies, CCA and PMSI as follows:

        (a) Organization and Authority. JJFMSI is duly formed and validly existing and in good standing under the laws of the State of Tennessee with full power and authority to own its properties and conduct its business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions where the failure to so qualify could have a material adverse effect on JJFMSI. JJFMSI has all requisite corporate power and authority, and has been duly authorized by all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its assets and properties and to conduct its business as it is now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to do so could have a material adverse effect upon the conduct of its business or the ownership or leasing of property by it in such jurisdiction.

        (b)    Subsidiaries.

               (i) The only direct or indirect Subsidiaries of JJFMSI are those listed in Section 3.05(b) of the JJFMSI Disclosure Schedule. Except for the ownership interests set forth in Section 3.05(b) of the JJFMSI Disclosure Schedule, JJFMSI does not own or control, directly or indirectly, a 50% or greater capital stock interest in a corporation, a general partnership interest or a 50% or greater limited partnership interest in a partnership, or a managing membership interest or a 50% or greater membership interest in a limited liability company, association or other entity or project.

               (ii) Except for the entities listed in Section 3.05(b) of the JJFMSI Disclosure Schedule, JJFMSI does not hold, directly or indirectly, any equity interest or equity investment in any corporation, partnership, association or other entity.

               (iii) Except as set forth in Section 3.05(b) of the JJFMSI Disclosure Schedule, all of the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of JJFMSI have been validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by JJFMSI free and clear of any Liens and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any Subsidiary of JJFMSI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

        (c) Capital Structure. The authorized capital stock of JJFMSI consists of 100,000,000 shares of JJFMSI Class A Common Stock, 100,000,000 shares of JJFMSI Class B Common

Stock and 50,000,000 shares of preferred stock, $0.01 par value per share. At the close of business on November 30, 1999, (A) 99,994 shares of JJFMSI Class A Common Stock were outstanding, (B) 100,000 shares of JJFMSI Class B Common Stock were outstanding and (C) no shares of preferred stock were outstanding. Other than as set forth above, at the close of business on November 30, 1999, there were outstanding no shares of JJFMSI Common Stock or any other class or series of stock of JJFMSI or options, warrants or other rights to acquire shares of JJFMSI Common Stock or any other class or series of stock of JJFMSI from JJFMSI. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which shareholders of JJFMSI may vote are issued or outstanding.

        All outstanding shares of JJFMSI Common Stock are duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of Liens and will not be in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Other than as set forth above, and except for this Agreement and for certain preemptive rights granted to Prison Realty and set forth in the charter of JJFMSI, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements or undertakings of any kind to which JJFMSI or any Subsidiary of JJFMSI is a party or by which JJFMSI or any Subsidiary of JJFMSI is bound obligating JJFMSI or any Subsidiary of JJFMSI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of JJFMSI Common Stock, preferred stock or other equity or voting securities of JJFMSI or of any Subsidiary of JJFMSI or obligating JJFMSI or any Subsidiary of JJFMSI to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement or undertaking. There are no outstanding obligations of JJFMSI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of JJFMSI Common Stock or any of its Subsidiaries and, to the knowledge of the executive officers of JJFMSI, as of the date hereof, no irrevocable proxies have been granted with respect to shares of JJFMSI Common Stock or equity of Subsidiaries of JJFMSI.

        (d) Authorization. JJFMSI has all requisite power and authority to enter into this Agreement and, subject to obtaining the JJFMSI Shareholder Approval with respect to the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of JJFMSI, subject to obtaining JJFMSI Shareholder Approval with respect to the Merger. This Agreement has been duly executed and delivered by JJFMSI and constitutes a valid and binding obligation of JJFMSI, enforceable against JJFMSI in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws from time to time in effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the creation of a Lien pursuant to, (i) any provision of the charter (or similar organizational documents) or bylaws of

JJFMSI or any Subsidiary of JJFMSI or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in the following sentence, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to JJFMSI or any Subsidiary of JJFMSI or their respective properties or assets, in any case under this clause (ii) which would, individually or in the aggregate, have a material adverse effect on JJFMSI. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to JJFMSI or any Subsidiary of JJFMSI in connection with the execution and delivery of this Agreement by JJFMSI or the consummation by JJFMSI of the transactions contemplated hereby, the failure of which to be obtained or made would, individually or in the aggregate, have a material adverse effect on JJFMSI or would prevent or materially delay the consummation of the transactions contemplated hereby, except for (A) the filing of the Articles of Merger with the Tennessee Secretary of State and appropriate documents with the relevant authorities of other states in which JJFMSI is qualified to do business, (B) filings required pursuant to the HSR Act, (C) filings necessary to satisfy the applicable requirements of state securities or "blue sky" laws, and those required pursuant to JJFMSI's agreements or management contracts with Governmental Entities.

        (e) Information Supplied. None of the information supplied or to be supplied by JJFMSI specifically for inclusion or incorporation by reference in the Proxy Statement-Prospectus will, at the date it is first mailed to shareholders of JJFMSI or at the time of the JJFMSI Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case no representation or warranty is made by JJFMSI with respect to statements made or incorporated by reference therein based on information supplied by Prison Realty, the Acquisition Companies, CCA or PMSI specifically for inclusion or incorporation by reference therein. The Proxy Statement-Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, except that in each case no representation or warranty is made by JJFMSI with respect to statements made or incorporated by reference therein based on information supplied by Prison Realty, the Acquisition Companies, CCA or PMSI specifically for inclusion or incorporation by reference therein. If at any time prior to the date of the JJFMSI Shareholders' Meeting, any event with respect to JJFMSI, or with respect to information supplied by JJFMSI specifically for inclusion in the Proxy Statement-Prospectus, shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement-Prospectus, such event shall be so described by JJFMSI.

        (f) Absence of Certain Changes or Events. Subsequent to September 30, 1999, neither JJFMSI nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed; and subsequent to September 30, 1999 (i) neither JJFMSI nor any

Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any transactions not in the ordinary course of business consistent with past practice, and (ii) there has not been any issuance of options, warrants or rights to purchase JJFMSI Common Stock or preferred stock, or interests therein, or any adverse change, or any development involving a prospective adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of JJFMSI or any Subsidiary.

        (g) Compliance with Laws; Litigation. Except as described in the JJFMSI Disclosure Schedule or in the Prison Realty Filed SEC Documents, there are no claims, actions, suits, arbitration, grievances, proceedings or investigations pending or, to JJFMSI's knowledge, threatened against JJFMSI or any Subsidiary, or any properties or rights of JJFMSI or any Subsidiary, or any officers or directors of JJFMSI or any Subsidiary in their capacity as such, by or before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on JJFMSI or prevent, materially delay or intentionally delay the ability of JJFMSI to consummate the transactions contemplated hereby. Neither JJFMSI nor its Subsidiaries is subject to any judgment, order or decree which could reasonably be expected to result in a material adverse effect.

        Each of JJFMSI and its Subsidiaries has at all times operated and currently operates its business in conformity in all material respects with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of Governmental Entities. Each of JJFMSI and its Subsidiaries has all licenses, approvals or consents to operate its businesses in all locations in which such businesses are currently being operated, and to its knowledge is not aware of any existing or imminent matter which may materially adversely impact its operations or business prospects other than as specifically disclosed in the JJFMSI Disclosure Schedule. JJFMSI and each Subsidiary have not failed to file with the applicable regulatory authorities any material statements, reports, information or forms required by all applicable laws, regulations or orders, all such filings or submissions were in material compliance with applicable laws when filed, and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. JJFMSI and each Subsidiary have not failed to maintain in full force and effect any material licenses, registrations or permits necessary or proper for the conduct of its business, or received any notification that any revocation or limitation thereof is threatened or pending, and there is not to the knowledge of JJFMSI pending any change under any law, regulation, license or permit which would materially adversely affect the business, operations, property or business prospects of JJFMSI. JJFMSI and each Subsidiary have not received any notice of violation of or been threatened with a charge of violating and are not under investigation with respect to a possible violation of any provision of any law, regulation or order. Neither JJFMSI nor any of its Subsidiaries has at any time (i) made any unlawful contribution to any candidate for domestic or foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

        (h)    Taxes.

               (i) JJFMSI has timely filed (or there have been filed on its behalf) all Tax Returns required to be filed by it under applicable law, and all such Tax Returns were and are true, complete and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP and reflected on the most recent balance sheets of JJFMSI, all Taxes due and payable by JJFMSI have been timely paid in full.

               (ii) There are no Tax liens upon the assets of JJFMSI except liens for Taxes not yet due.

               (iii) JJFMSI has complied with the provisions of the Code, relating to the withholding of Taxes, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld, collected and paid over to the proper governmental authorities all amounts required.

               (iv) No audits or other administrative proceedings or court proceedings are presently pending or, to the knowledge of JJFMSI, asserted with regard to any Taxes or Tax Returns of JJFMSI.

               (v) JJFMSI has not received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with a taxing authority relating to Taxes with any taxing authority.

               (vi) JJFMSI has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

               (vii) JJFMSI has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of JJFMSI, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of JJFMSI. To the knowledge of JJFMSI, the IRS has not proposed any such adjustment or change in accounting method.

               (viii) JJFMSI has not joined in the filing of a consolidated return for federal income tax purposes. JJFMSI is not and has never been subject to the provisions of Section 1503(f) of the Code.

               (ix) JJFMSI is not a party to any agreement providing for the allocation or sharing of Taxes or indemnification by JJFMSI of any other person in respect of Taxes.

               (x) JJFMSI is not a party to any agreement, contract, or arrangement that would result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (xi) To the knowledge of JJFMSI, JJFMSI does not have, nor has it ever had, any income which is includable in computing the taxable income of a United States person (as determined under Section 7701 of the Code) under
Section 951 of the Code. To the knowledge of JJFMSI, none of the Subsidiaries of JJFMSI is or has ever been a "passive foreign investment company" within the meaning of Section 1297 of the Code. To the knowledge of JJFMSI, JJFMSI is not and never has been a "personal holding company" within the meaning of Section 542 of the Code. To the knowledge of JJFMSI, there are no gain recognition agreements, within the meaning of Treasury Regulation 1.367(a)-8 or any predecessor provision, between JJFMSI, on one hand, and a stockholder of the JJFMSI, on the other. There is no pending or, to the knowledge of JJFMSI, threatened, action, proceeding or investigation by any taxing authority for assessment or collection of Taxes with respect to JJFMSI in any jurisdiction where JJFMSI has not filed a Tax Return. All dealings and arrangements between and among JJFMSI and its Subsidiaries are at arm's length and consistent with arm's length dealings and arrangements between or among unrelated, uncontrolled taxpayers.

               (xii) For purposes of this Section 3.05(h), all representations and warranties with respect to JJFMSI are deemed to include and to apply to each of its Subsidiaries and predecessors.

        (i) No Defaults. Except for violations or defaults which, individually or in the aggregate, would not have a material adverse effect, neither JJFMSI nor any of its Subsidiaries is in violation or default under any provision of its charter, by-laws, partnership agreements or other organizational documents, or is in breach of or default with respect to any provision of any note, bond, agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which would constitute an event of default on the part of any of JJFMSI or its Subsidiaries as defined in such documents which, with notice of lapse of time or both, would constitute a default. Neither JJFMSI nor any of its Subsidiaries is a party to any contract (other than leases) containing any covenant restricting its ability to conduct its business as currently conducted except for any such covenants that would not, individually or in the aggregate, have a material adverse effect on JJFMSI.

        (j)    Environmental Matters.

               (i) To the knowledge of JJFMSI, the correctional and detention facilities operated or managed by JJFMSI (the "JJFMSI Facilities") are presently operated in compliance in all material respects with all Environmental Laws.

               (ii) There are no Environmental Laws requiring any material remediation, clean up, repairs, constructions or capital expenditures (other than normal maintenance) with respect to the JJFMSI Facilities.

               (iii) There are no (A) notices of any violation or alleged violation of any Environmental Laws relating to the JJFMSI Facilities or their uses that have been received by JJFMSI, or (B) writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending, or, to the knowledge of JJFMSI, threatened, relating to the ownership, use, maintenance or operation of the JJFMSI Facilities.

               (iv) To the knowledge of JJFMSI, there are no past, present or anticipated future events, conditions, circumstances, activities, practices, incidents, actions, or plans relating to JJFMSI and its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws or which may give rise to any liability under the Environmental Laws.

               (v) All material permits and licenses required under any Environmental Laws in respect of the operations of the JJFMSI Facilities have been obtained, and the JJFMSI Facilities and JJFMSI are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

        (k)    Benefit Plans.

               (i) All "employee benefit plans" (as defined in Section 3(3) of ERISA) and all other compensation, bonus, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, employment, change-in-control, welfare, collective bargaining, severance, disability, death benefit, hospitalization and medical plans, agreements, arrangements or understandings that are maintained or contributed to (or previously contributed to) for the benefit of any current or former employee, officer or director of JJFMSI or any of its Subsidiaries and with respect to which JJFMSI or any of its Subsidiaries would reasonably be expected to have direct or contingent liability are defined as the "JJFMSI Benefit Plans." JJFMSI has heretofore delivered or made available to Prison Realty, CCA and PMSI true and complete copies of all JJFMSI Benefit Plans and, with respect to each JJFMSI Benefit Plan, true and complete copies of the following documents: the most recent actuarial report, if any; the most recent annual report, if any; any related trust agreement, annuity contract or other funding instrument, if any; the most recent determination letter, if any; and the most recent summary plan description, if any.

               (ii) Except as disclosed in Section 3.05(k) of the JJFMSI Disclosure Schedule: (A) none of the JJFMSI Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or is otherwise subject to Title IV of ERISA; (B) none of the JJFMSI Benefit Plans promises or provides retiree medical or life insurance benefits to any person; (C) neither JJFMSI nor any of its Subsidiaries has any obligation to adopt or has taken any corporate action to adopt, any new JJFMSI Benefit Plan or, except as required by law, to amend any existing JJFMSI Benefit Plan; (D) JJFMSI and its Subsidiaries are in compliance in all material respects with and each JJFMSI Benefit Plan is and has been administered in all material respects in compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations except for any failures to so administer any JJFMSI Benefit Plan as would not have a material adverse effect on JJFMSI;
(E) each JJFMSI Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code, to JJFMSI's knowledge, has been determined by the IRS to be so qualified, and no circumstances exist that could reasonably be expected to result in the revocation of any such determination; (F) each JJFMSI Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits; (G) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available with respect to any JJFMSI Benefit Plan, and which could give rise to liability on the part of JJFMSI, any of its Subsidiaries, any JJFMSI Benefit Plan, or any fiduciary, party in interest or disqualified person with respect thereto that would be material to JJFMSI or would be material to JJFMSI if it were its liability; (H) neither JJFMSI nor any entity required to be treated as a single employer with JJFMSI under Section 414 of the Code has any unsatisfied liability under Title IV of ERISA that would have a material adverse effect on JJFMSI; (I) other than funding obligations and benefits claims payable in the ordinary course, to JJFMSI's knowledge, no event has occurred and no circumstance exists with respect to any JJFMSI Benefit Plan that could give rise to any liability arising under the Code, ERISA or any other applicable law, or under any indemnity agreement to which JJFMSI or any of its Subsidiaries is a party, excluding liability relating to benefit claims and funding obligations payable in the ordinary course, whether directly or by reason of its affiliation with any entity required to be treated as a single employer with JJFMSI under Section 414 of the Code; (J) as of the date hereof there are no pending or, to the knowledge of the executive officers of JJFMSI, threatened investigations, claims or lawsuits in respect of any JJFMSI Benefit Plan that would have a material adverse effect on JJFMSI; (K) other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA or otherwise as provided by state law, none of the JJFMSI Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service; (L) no amount payable pursuant to a JJFMSI Benefit Plan or any other plan, contract or arrangement of JJFMSI would be considered an "excess parachute payment" under Section 280G of the Code; and (M) no JJFMSI Benefit Plan exists that could result in the payment to any current or former employee, officer or director of JJFMSI any money or other property or accelerate or provide any other rights or benefits as a result of the transactions contemplated by this Agreement which would constitute an excess parachute payment within the meaning of Section 280G of the Code.

        (l) Material Contracts. All contracts to which JJFMSI or any Subsidiary is a party have been duly authorized, executed and delivered by JJFMSI or any Subsidiary, constitute valid and binding agreements of JJFMSI or any Subsidiary and are enforceable against JJFMSI or any Subsidiary in accordance with the terms thereof. Each of JJFMSI and each Subsidiary has performed all material obligations required to be performed by it, and is neither in default in any material respect nor has it received notice of any default or dispute under, any such contract or other material instrument to which it is a party or by which its property is bound or affected. To the best knowledge of JJFMSI, no other party under any such contract or other material instrument to which it is a party is in default in any material respect thereunder.

        (m) No Undisclosed Liabilities. Except (a) as set forth in the Prison Realty Filed SEC Documents, (b) as set forth in Section 3.05(m) of the JJFMSI Disclosure Schedule, (c) as incurred in the ordinary course of the business of JJFMSI subsequent to September 30, 1999 which would, individually or in the aggregate, not have, or be reasonably expected not to have, a material adverse effect, (d) for any expenses incurred in connection with transactions contemplated by this Agreement or for liabilities or obligations relating to contractual obligations, indebtedness, litigation or other matters which are covered by other representations and warranties in this Agreement or otherwise identified in the JJFMSI Disclosure Schedule, neither JJFMSI nor any of its Subsidiaries has any liabilities or obligations (direct or indirect, contingent or fixed, known or unknown, matured or unmatured accrued or unaccrued), whether arising out of contract, tort, statute or otherwise, and whether or not required by GAAP to be reflected on or in footnotes to the financial statements of JJFMSI.

        (n) Labor Matters. Except as set forth in Section 3.5(n) of the JJFMSI Disclosure Schedule: (i) neither JJFMSI nor its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (ii) to the knowledge of JJFMSI, no union claims to represent the employees of JJFMSI and its Subsidiaries; (iii) none of the employees of JJFMSI or its Subsidiaries is represented by any labor organization and JJFMSI has no knowledge of any current union organizing activities among the employees of JJFMSI or its Subsidiaries, nor does any question concerning representation exist concerning such employees; neither JJFMSI nor its Subsidiaries is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment;
(iv) there is no strike, work stoppage, lockout or other labor dispute involving JJFMSI or its Subsidiaries pending or threatened; (v) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to the knowledge of JJFMSI, threatened against JJFMSI or its Subsidiaries; (vi) to the knowledge of JJFMSI, no grievance is threatened against JJFMSI or its Subsidiaries; (vii) neither JJFMSI nor its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (viii) there are no written personnel policies, rules or procedures applicable to employees of JJFMSI or its Subsidiaries, other than those set forth in Section 3.05(n) of the JJFMSI Disclosure Schedule, true and correct copies of which have heretofore been delivered to Prison Realty, CCA and PMSI; (ix) JJFMSI and its Subsidiaries are, and have at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (x) since the enactment of the WARN Act, neither JJFMSI nor its Subsidiaries has effectuated
(A) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of JJFMSI or its Subsidiaries; or (B) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any of JJFMSI or its Subsidiaries, in either case, other than in substantial compliance with the WARN Act; nor has JJFMSI or its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation; and (xi) neither JJFMSI nor any of its Subsidiaries is aware that it has any liability or potential liability under the Multi-Employer Pension Plan Act.

        (o) Insurance. JJFMSI and its Subsidiaries maintain primary, excess and umbrella insurance of types and amounts customary for their business against general liability, fire, workers' compensation, products liability, theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect and with respect to property insurance for assets for which it is customary to have replacement cost coverage or there are coinsurance provisions, the amount of such insurance is sufficient to provide for such coverage or to prevent the application of the coinsurance provision. Section 3.05(o) of the JJFMSI Disclosure Schedule sets forth a complete list of the insurance policies maintained by JJFMSI and its Subsidiaries.

        (p) Affiliate Transactions. Except as set forth in Section 3.05(p) of the JJFMSI Disclosure Schedule, there is no transaction and no transaction is now proposed, to which JJFMSI or its Subsidiaries is or is to be a party in which any current stockholder (holding in excess of 5% of the JJFMSI's Common Stock or any securities convertible into or exchangeable for Common Stock), general partner, limited partner (holding in excess of 5% of the limited partnership interests), director or executive officer of JJFMSI or its Subsidiaries has a direct or indirect interest.

        (q) Internal Accounting Controls. JJFMSI's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to JJFMSI's financial statements.

        (r) Vote Required. The JJFMSI Shareholder Approval is the only vote of the holders of any class or series of JJFMSI's securities necessary to approve this Agreement and the transactions contemplated hereby.

        (s) Board Recommendation. On the date hereof with respect to this Agreement, the Board of Directors of JJFMSI, at a meeting duly called and held, by the majority vote of the directors present at such meeting, (i) determined that such Agreement and the Merger and the other transactions contemplated hereby and thereby are fair to and in the best interests of the shareholders of JJFMSI, (ii) adopted such Agreement and approved the Merger and (iii) resolved


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
to recommend that the holders of JJFMSI Common Stock approve such Agreement and the Merger.

        (t) Tennessee Business Combination Act. The approval of the Merger by the Board of Directors of JJFMSI referred to in Section 3.05(s) constitutes approval of the Merger for purposes of the TBCA and represents all the actions necessary to ensure that Sections 48-103-201 et seq. of the TBCA do not apply to the Merger.

        (u) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with JJFMSI's participation in the transactions contemplated by this Agreement.

        (v) Stock Ownership. JJFMSI does not, directly or indirectly, own any shares of Prison Realty Stock other than shares, if any, held in JJFMSI Benefit Plans.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

        SECTION 4.01 Covenants of Prison Realty. Except as set forth in Section
4.01 of the Prison Realty Disclosure Schedule or as otherwise contemplated by this Agreement and the transactions related thereto, during the period from the date of this Agreement until the Effective Time, Prison Realty agrees that:

        (a) Ordinary Course. Prison Realty and its Subsidiaries shall carry on their respective businesses only in the usual, regular and ordinary course consistent with past practice in all material respects and use their reasonable best efforts to preserve intact their present business organizations, maintain their rights and franchises, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired at the Effective Time.

        (b) REIT Qualification. Prison Realty shall conduct its operations in a manner so as to continue to qualify as a REIT under the Code.

        (c) Other Actions. Prison Realty shall not take any action that would result in any of its representations and warranties set forth in this Agreement that are qualified as to materiality being untrue, any of such representations and warranties that are not so qualified being untrue in any material respect or any of the conditions to the Merger set forth in Article VI not being satisfied.

        (d) Structure of Transactions. Prison Realty shall advise CCA, PMSI and JJFMSI from time to time of the proposed structure of Prison Realty and its subsidiaries and affiliated entities at and after the Effective Time for purposes of their evaluation of the Merger.

        (e) Advice of Changes; Filings. Prison Realty shall advise CCA, PMSI and JJFMSI of any change or event which would cause or constitute a material breach of any of its representations or warranties contained herein. Prison Realty shall file all reports required to be filed by it with the SEC or the NYSE between the date of this Agreement and the Effective Time and shall deliver to the Target Companies copies of all such reports promptly after the same are filed.

        SECTION 4.02 Covenants of the Acquisition Companies. During the period from the date of this Agreement until the Effective Time, each Acquisition Company agrees that it shall not take any action that would result in any of its representations and warranties set forth in this Agreement that are qualified as to materiality being untrue, any of such representations and warranties that are not so qualified being untrue in any material respect or any of the conditions to the Merger set forth in Article VI herein not being satisfied.

        SECTION 4.03 Covenants of CCA. Except as set forth in Section 4.03 of the CCA Disclosure Schedule or as otherwise contemplated by this Agreement and the transactions related thereto, during the period from the date of this Agreement through and including the Effective Time, CCA shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, shall use reasonable efforts to preserve intact their current business organizations and use reasonable efforts to preserve their relationships with those persons having business dealings with them. Without limiting the generality of the foregoing, except as set forth in Section 4.03 of the CCA Disclosure Schedule or as otherwise contemplated by this Agreement, during the period from the date of this Agreement through the Effective Time, CCA shall not, and shall not permit any of its Subsidiaries to:

        (a) Dividends; Changes in Stock. Other than dividends and distributions by a direct or indirect wholly owned Subsidiary to CCA or one of their wholly owned Subsidiaries, (i) declare, set aside or pay any dividends (payable in cash, stock, property or otherwise) on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any capital stock of CCA or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

        (b) Issuance of Securities. Issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any of its shares of capital stock or any other voting securities or any securities convertible into, exercisable for or exchangeable with, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

        (c) Governing Documents. Amend its charter, bylaws or other comparable organizational documents;

        (d) No Acquisitions. Acquire any business (whether by merger, consolidation, purchase of assets or otherwise) or acquire any equity interest in any person not an affiliate (whether through a purchase of stock, establishment of a joint venture or otherwise);

        (e) No Dispositions. Other than the obligations for capital commitments set forth in Section 4.03 of the CCA Disclosure Schedule, (A) sell, lease, exchange, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its real properties or other assets, (B) enter into any new joint ventures or similar projects, or (C) enter into any new development projects;

        (f) Accounting Methods. Change its methods of accounting (or underlying assumptions) in effect at December 31, 1998, except as required by changes (i) in generally accepted accounting principles ("GAAP"), (ii) in law or regulation, or (iii) due to events subsequent to September 30, 1999 related or consequential to the execution of this Agreement or consummation of the Merger and related transactions (including, but not limited to, the effects of any changes required by the SEC as part of its review of the Prison Realty Filed SEC Documents or the Proxy Statement-Prospectus); or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of CCA for the taxable years ended December 31, 1998, except as required by changes in law or regulation;

        (g) No Settlements. Effect any settlement or compromise of any pending or threatened proceeding in respect of which CCA is or could have been a party, unless such settlement (i) includes an unconditional written release of CCA, in form and substance reasonably satisfactory to CCA, from all liability on claims that are the subject matter of such proceeding, (ii) does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of CCA and (iii) is less than $100,000;

        (h) No Cancellation. Other than the obligations for capital commitments set forth in Section 4.03 of the CCA Disclosure Schedule, create, renew, amend, terminate or cancel, or take any other action that could reasonably be expected to result in the creation, renewal, amendment, termination or cancellation of any agreement or instrument that is material to CCA and its respective Subsidiaries, taken as a whole;

        (i) Indebtedness. Other than the obligations for capital commitments set forth in Section 4.03 of the CCA Disclosure Schedule and any indebtedness incurred by CCA in connection with this Agreement and the transactions related thereto, and except for an increase in amounts outstanding under its revolving credit agreement, incur any indebtedness for borrowed money;

        (j) No Commitments. Other than the obligations for capital commitments set forth in Section 4.03 of the CCA Disclosure Schedule, enter into any new capital or take out commitments or increase any existing capital or take out commitments;

        (k) Compensation. Except pursuant to agreements or arrangements in effect on the date hereof, (A) grant to any current or former director, executive officer or other key employee of CCA or any Subsidiary any increase in compensation, bonus or other benefits (other than increases in base salary in the ordinary course of business consistent with past practice or arising due to a promotion or other change in status and consistent with generally applicable compensation practices), (B) grant to any such current or former director, executive officer or other employee any increase in severance or termination pay, (C) amend or adopt any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee, or (D) amend, adopt or terminate any CCA Benefit Plan, except as may be required to retain qualification of any such plan under Section 401(a) of the Code;

        (l) Related Party Transactions. Except pursuant to agreements or arrangements in effect on the date hereof or as otherwise contemplated by this Agreement which have been disclosed in Section 4.03 of the CCA Disclosure Schedule, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or purchase any properties or assets, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors, other than payment of compensation at current salary, incentive compensation and bonuses and other than properly authorized business expenses in the ordinary course of business, in each case consistent with past practice;

        (m) Insurance. Permit any material insurance policy naming CCA or any Subsidiary as a beneficiary or a loss payable payee to be canceled or terminated;

        (n) Advise of Changes. Neglect or fail to advise Prison Realty, PMSI or JJFMSI of any change or event which would cause or constitute a material breach of any of the representations or warranties of CCA contained herein; or

        (o) Other Actions. Authorize, or commit or agree to take, any of the foregoing actions.

        SECTION 4.04 Covenants of PMSI. Except as set forth in Section 4.04 of the PMSI Disclosure Schedule or as otherwise contemplated by this Agreement, during the period from the date of this Agreement through and including the Effective Time, PMSI shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, shall use reasonable efforts to preserve intact their current business organizations and use reasonable efforts to preserve their relationships with those persons having business dealings with them. Without limiting the generality of the foregoing, except as set forth in Section
4.04 of the PMSI Disclosure Schedule or as otherwise contemplated by this Agreement, during the period from the date of this Agreement through the Effective Time, PMSI shall not, and shall not permit any of its Subsidiaries to:

        (a) Dividends; Changes in Stock. Other than (x) dividends and distributions by a direct or indirect wholly owned Subsidiary to PMSI or one of their wholly owned Subsidiaries and (y) dividends and distributions paid by PMSI to its respective shareholders in accordance with its distribution and dividend policy and practice to date, (i) declare, set aside or pay any dividends (payable in cash, stock, property or otherwise) on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any capital stock of PMSI or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

        (b) Issuance of Securities. Issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any of its shares of capital stock or any other voting securities or any securities convertible into, exercisable for or exchangeable with, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

        (c) Governing Documents. Amend its charter, bylaws or other comparable organizational documents;

        (d) No Acquisitions. Acquire any business (whether by merger, consolidation, purchase of assets or otherwise) or acquire any equity interest in any person not an affiliate (whether through a purchase of stock, establishment of a joint venture or otherwise);

        (e) No Dispositions. Other than the obligations for capital commitments set forth in Section 4.04 of the PMSI Disclosure Schedule, (A) sell, lease, exchange, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its real properties or other assets, (B) enter into any new joint ventures or similar projects, or (C) enter into any new development projects;

        (f) Accounting Methods. Change its methods of accounting (or underlying assumptions) in effect at December 31, 1998, except as required by changes (i) in generally accepted accounting principles ("GAAP"), (ii) in law or regulation, or (iii) due to events subsequent to September 30, 1999 related or consequential to the execution of this Agreement or consummation of the Merger and related transactions (including, but not limited to, the effects of any changes required by the SEC as part of its review of the Prison Realty Filed SEC Documents or the Proxy Statement-Prospectus); or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in law or regulation;

        (g) No Settlements. Effect any settlement or compromise of any pending or threatened proceeding in respect of which PMSI is or could have been a party, unless such settlement (i) includes an unconditional written release of PMSI, in form and substance reasonably satisfactory to PMSI, from all liability on claims that are the subject matter of such proceeding, (ii) does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of PMSI and (iii) is less than $100,000;

        (h) No Cancellation. Other than the obligations for capital commitments set forth in Section 4.04 of the PMSI Disclosure Schedule, create, renew, amend, terminate or cancel, or take any other action that could reasonably be expected to result in the creation, renewal, amendment, termination or cancellation of any agreement or instrument that is material to PMSI and its respective Subsidiaries, taken as a whole;

        (i) Indebtedness. Other than the obligations for capital commitments set forth in Section 4.04 of the PMSI Disclosure Schedule and except for an increase in amounts outstanding under its revolving credit agreement, incur any indebtedness for borrowed money;

        (j) No Commitments. Other than the obligations for capital commitments set forth in Section 4.04 of the PMSI Disclosure Schedule, enter into any new capital or take out commitments or increase any existing capital or take out commitments;

        (k) Compensation. Except pursuant to agreements or arrangements in effect on the date hereof, (A) grant to any current or former director, executive officer or other key employee of PMSI or any Subsidiary any increase in compensation, bonus or other benefits (other than increases in base salary in the ordinary course of business consistent with past practice or arising due to a promotion or other change in status and consistent with generally applicable compensation practices), (B) grant to any such current or former director, executive officer or other employee any increase in severance or termination pay, (C) amend or adopt any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee, or (D) amend, adopt or terminate any PMSI Benefit Plan, except as may be required to retain qualification of any such plan under Section 401(a) of the Code;

        (l) Related Party Transactions. Except pursuant to agreements or arrangements in effect on the date hereof or as otherwise contemplated by this Agreement which have been disclosed in Section 4.04 of the PMSI Disclosure Schedule, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or purchase any properties or assets, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors, other than payment of compensation at current salary, incentive compensation and bonuses and other than properly authorized business expenses in the ordinary course of business, in each case consistent with past practice;

        (m) Insurance. Permit any material insurance policy naming PMSI or any Subsidiary as a beneficiary or a loss payable payee to be canceled or terminated;

        (n) Advise of Changes. Neglect or fail to advise Prison Realty, CCA or JJFMSI of any change or event which would cause or constitute a material breach of any of the representations or warranties of PMSI contained herein; or

        (o) Other Actions. Authorize, or commit or agree to take, any of the foregoing actions.

        SECTION 4.05 Covenants of JJFMSI. Except as set forth in Section 4.05 of the JJFMSI Disclosure Schedule or as otherwise contemplated by this Agreement, during the period from the date of this Agreement through and including the Effective Time, JJFMSI shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, shall use reasonable efforts to preserve intact their current business organizations and use reasonable efforts to preserve their relationships with those persons having business dealings with them. Without limiting the generality of the foregoing, except as set forth in Section 4.05 of the JJFMSI Disclosure Schedule or as otherwise contemplated by this Agreement, during the period from the date of this Agreement through the Effective Time, JJFMSI shall not, and shall not permit any of its Subsidiaries to:

        (a) Dividends; Changes in Stock. Other than (x) dividends and distributions by a direct or indirect wholly owned Subsidiary to JJFMSI or one of their wholly owned Subsidiaries and (y) dividends and distributions paid by JJFMSI to its respective shareholders in accordance with its distribution and dividend policy and practice to date, (i) declare, set aside or pay any dividends (payable in cash, stock, property or otherwise) on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(iii) purchase, redeem or otherwise acquire any capital stock of JJFMSI or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

        (b) Issuance of Securities. Issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any of its shares of capital stock or any other voting securities or any securities convertible into, exercisable for or exchangeable with, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

        (c) Governing Documents. Amend its charter, bylaws or other comparable organizational documents;


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
        (d) No Acquisitions. Acquire any business (whether by merger, consolidation, purchase of assets or otherwise) or acquire any equity interest in any person not an affiliate (whether through a purchase of stock, establishment of a joint venture or otherwise);

        (e) No Dispositions. Other than the obligations for capital commitments set forth in Section 4.05 of the JJFMSI Disclosure Schedule, (A) sell, lease, exchange, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its real properties or other assets, (B) enter into any new joint ventures or similar projects, or (C) enter into any new development projects;

        (f) Accounting Methods. Change its methods of accounting (or underlying assumptions) in effect at December 31, 1998, except as required by changes (i) in generally accepted accounting principles ("GAAP"), (ii) in law or regulation, or (iii) due to events subsequent to September 30, 1999 related or consequential to the execution of this Agreement or consummation of the Merger and related transactions (including the effects of any changes required by the SEC as part of its review of the Prison Realty Filed SEC Documents or the Proxy Statement-Prospectus); or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in law or regulation;

        (g) No Settlements. Effect any settlement or compromise of any pending or threatened proceeding in respect of which JJFMSI is or could have been a party, unless such settlement (i) includes an unconditional written release of JJFMSI, in form and substance reasonably satisfactory to JJFMSI, from all liability on claims that are the subject matter of such proceeding, (ii) does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of JJFMSI and (iii) is less than $100,000;

        (h) No Cancellation. Other than the obligations for capital commitments set forth in Section 4.05 of the JJFMSI Disclosure Schedule, create, renew, amend, terminate or cancel, or take any other action that could reasonably be expected to result in the creation, renewal, amendment, termination or cancellation of any agreement or instrument that is material to JJFMSI and its respective Subsidiaries, taken as a whole;

        (i) Indebtedness. Other than the obligations for capital commitments set forth in Section 4.05 of the JJFMSI Disclosure Schedule and except for an increase in amounts outstanding under its revolving credit agreement, incur any indebtedness for borrowed money;

        (j) No Commitments. Other than the obligations for capital commitments set forth in Section 4.05 of the JJFMSI Disclosure Schedule, enter into any new capital or take out commitments or increase any existing capital or take out commitments;

        (k) Compensation. Except pursuant to agreements or arrangements in effect on the date hereof, (A) grant to any current or former director, executive officer or other key employee of JJFMSI or any Subsidiary any increase in compensation, bonus or other benefits (other than


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
increases in base salary in the ordinary course of business consistent with past practice or arising due to a promotion or other change in status and consistent with generally applicable compensation practices), (B) grant to any such current or former director, executive officer or other employee any increase in severance or termination pay, (C) amend or adopt any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee, or (D) amend, adopt or terminate any JJFMSI Benefit Plan, except as may be required to retain qualification of any such plan under Section 401(a) of the Code;

        (l) Related Party Transactions. Except pursuant to agreements or arrangements in effect on the date hereof or as otherwise contemplated by this Agreement which have been disclosed in Section 4.05 of the JJFMSI Disclosure Schedule, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or purchase any properties or assets, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors, other than payment of compensation at current salary, incentive compensation and bonuses and other than properly authorized business expenses in the ordinary course of business, in each case consistent with past practice;

        (m) Insurance. Permit any material insurance policy naming JJFMSI or any Subsidiary as a beneficiary or a loss payable payee to be canceled or terminated;

        (n) Advise of Changes. Neglect or fail to advise Prison Realty, CCA or PMSI of any change or event which would cause or constitute a material breach of any of the representations or warranties of JJFMSI contained herein; or

        (o) Other Actions. Authorize, or commit or agree to take, any of the foregoing actions.

        SECTION 4.06 No Solicitation by Prison Realty. (a) Prison Realty shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Prison Realty or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate, encourage or knowingly facilitate the submission of any alternative proposal or (ii) enter into or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any alternative proposal; provided, however, that prior to the receipt of the Prison Realty Stockholder Approval, Prison Realty may, in response to a bona fide alternative proposal that constitutes a superior proposal (as defined in Section 4.06(b) herein) and that was made after the date hereof (and not solicited by Prison Realty after the date hereof) by any person, and subject to compliance with Section 4.06(c) herein, (A) furnish information with respect to Prison Realty and its Subsidiaries to such person and its representatives pursuant to a customary confidentiality agreement and discuss such information with such person and its representatives and (B) participate in negotiations regarding such alternative proposal. For purposes of this Section 4.06, the term "alternative proposal" means any inquiry, proposal or offer from any person relating to any direct


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
or indirect acquisition or purchase of 10% or more of the assets (based on the fair market value thereof) of Prison Realty and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement, or of 10% or more of any class of equity securities of Prison Realty or any of its Subsidiaries or any tender offer or exchange offer (including by Prison Realty or any of its Subsidiaries) that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of Prison Realty or any of its Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving Prison Realty or any of its Subsidiaries other than the transactions contemplated by this Agreement and transactions involving the original issuance of any debt or equity securities by Prison Realty pursuant to the terms of that certain Securities Purchase Agreement dated the date hereof, by and among Prison Realty, CCA, PMSI, and JJFMSI, on the one hand, and certain investors therein named, on the other hand (the "Securities Purchase Agreement").

        (b) Except as set forth in this Section 4.06, the Board of Directors of Prison Realty shall not (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to the Target Companies, the approval or recommendation by such Board of Directors of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any alternative proposal or (iii) cause or agree to cause Prison Realty to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement related to any alternative proposal. Notwithstanding the foregoing, if the Board of Directors of Prison Realty receives a superior proposal, such Board of Directors may, prior to the receipt of the Prison Realty Stockholder Approval, withdraw or modify its approval or recommendation of the Merger and this Agreement, approve or recommend a superior proposal or terminate this Agreement, but in each case only at a time that is at least five business days after receipt by each of the Target Companies of written notice advising each of them that the Board of Directors of Prison Realty has resolved to accept a superior proposal if it continues to be a superior proposal at the end of such five business day period. For purposes of this Section 4.06, the term "superior proposal" means any bona fide alternative proposal (which, for purposes of Section 4.06(a) only, may be subject to a due diligence condition), which proposal was not solicited by Prison Realty after the date of execution of this Agreement, made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 10% of the shares of capital stock of Prison Realty then outstanding or all or substantially all the assets of Prison Realty and its Subsidiaries and otherwise on terms which the Board of Directors of Prison Realty determines in good faith (after consultation with its financial advisor) to be more favorable to Prison Realty's stockholders than the Merger and the issuance of securities pursuant to the Securities Purchase Agreement and for which financing, to the extent required, is then committed or which, in the good faith judgment of such Board of Directors, is reasonably capable of being financed by such third party.

        (c) In addition to the obligations of Prison Realty set forth in paragraphs (a) and (b) above, Prison Realty promptly shall advise each Target Company orally and in writing of any request for information or of any alternative proposal, the material terms and conditions of such


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
request or alternative proposal and the identity of the person making any such request or alternative proposal and any determination by the Board of Directors of Prison Realty that a alternative proposal is or may be a superior proposal. Prison Realty will keep each Target Company informed as to the status and material details (including amendments or proposed amendments) of any such request or alternative proposal.

        SECTION 4.07 No Solicitation by Target Companies. Without the prior written consent of Prison Realty, (a) each Target Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Target Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate, encourage or knowingly facilitate the submission of any alternative proposal or (ii) enter into or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any alternative proposal. For purposes of this
Section 4.07, the term "alternative proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 10% or more of the assets (based on the fair market value thereof) of any Target Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement, or of 10% or more of any class of equity securities of any Target Company or any of its Subsidiaries or any tender offer or exchange offer (including by any Target Company or any of its Subsidiaries) that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of any Target Company or any of its Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving any Target Company or any of its Subsidiaries other than the transactions contemplated by this Agreement.

        (b) Except as set forth in this Section 4.07, the Board of Directors of the Target Company shall not (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Prison Realty, the approval or recommendation by such Board of Directors of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any alternative proposal or (iii) cause or agree to cause the Target Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement related to any alternative proposal.

        (c) In addition to the obligations of a Target Company set forth in paragraphs (a) and (b) above, a Target Company promptly shall advise Prison Realty orally and in writing of any request for information or of any alternative proposal, the material terms and conditions of such request or alternative proposal and the identity of the person making any such request or alternative proposal and any determination by the Board of Directors of the Target Company that a alternative proposal is or may be a superior proposal. The Target Company will keep Prison Realty informed as to the status and material details (including amendments or proposed amendments) of any such request or alternative proposal.


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
                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

        SECTION 5.01 Preparation of the Proxy Statement-Prospectus. As promptly as practicable following the date of this Agreement, Prison Realty, the Acquisition Companies, CCA, PMSI and JJFMSI shall prepare and file with the SEC a Registration Statement on Form S-4, of which the Proxy Statement-Prospectus will be a part. Each party hereto will cooperate with the other party in connection with the preparation of the Proxy Statement-Prospectus, including, but not limited to, furnishing all information as may be required to be disclosed therein. The Proxy Statement-Prospectus shall contain the recommendation of the Board of Directors that the stockholders approve this Agreement and the transaction contemplated hereby. Each of Prison Realty, the Acquisition Companies and the Target Companies shall use its reasonable best effort to have the Registration Statement on Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto will use its reasonable best efforts to cause the Proxy Statement-Prospectus to be mailed to its shareholders as promptly as practicable after the Registration Statement on Form S-4 is declared effective under the Securities Act. No filing of, or amendment or supplement to the Proxy Statement-Prospectus will be made by any party hereto without providing the other parties and their Boards of Directors the opportunity to review and comment thereon and to approve the same, provided that such approvals shall not be unreasonably withheld. Each party hereto will advise the other parties, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement-Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to any of the parties hereto or any of their respective affiliates, officers, or directors, should be discovered by a party hereto which should be set forth in an amendment or supplement to the Proxy Statement-Prospectus, so that the Proxy Statement-Prospectus would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of Prison Realty, CCA, PMSI and JJFMSI.

        SECTION 5.02 Access to Information. Each party shall, and shall cause each of its Subsidiaries to, afford to the other party hereto and to its officers, employees, accountants, counsel and other representatives (including environmental consultants), reasonable access, during normal business hours during the period prior to the Effective Time, to their respective properties, books, records and personnel and, during such period, each party hereto shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party hereto (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) such other information concerning its business, properties and personnel as the other party may reasonably request. With respect to matters disclosed in the Prison Realty Disclosure Schedule, the CCA


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Disclosure Schedule, the PMSI Disclosure Schedule or the JJFMSI Disclosure
Schedule, respectively, each party agrees to supplement from time to time the information set forth therein.

        SECTION 5.03 Shareholders Meeting. Each of Prison Realty, CCA, PMSI, and JJFMSI shall, as promptly as practicable after the date hereof, (a) duly call, give notice of, convene and hold a Shareholders' Meeting for the purpose of obtaining the Prison Realty Stockholder Approval, the CCA Shareholder Approval, the PMSI Shareholder Approval or the JJFMSI Shareholder Approval, as the case may be, and (b) subject in the case of Prison Realty to Section 4.06, through its respective Board of Directors, recommend to its shareholders that they grant the Prison Realty Stockholder Approval, the CCA Shareholder Approval, the PMSI Shareholder Approval or the JJFMSI Shareholder Approval, as the case may be. Each party shall use all reasonable efforts to solicit from its stockholders proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of such party, advisable to secure any vote or consent of stockholders required by the TBCA to effect the Merger. Each party shall vote, or cause to be voted, in favor of the Merger and/or the related transactions, as applicable, all shares of its Common Stock directly or indirectly beneficially owned by it.

        SECTION 5.04 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party hereto shall, and shall cause its Subsidiaries to, use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of any necessary consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private third party which is required to be obtained by such party or any of its Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement (provided that no party to this Agreement shall pay or agree to pay any material amount to obtain a consent without the prior approval of the remaining parties, which approval shall not be unreasonably withheld or delayed), and the making or obtaining of all necessary filings and registrations with respect thereto, (ii) the defending of any lawsuits or other legal proceedings challenging this Agreement, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

        SECTION 5.05 Benefits Matters. Except as otherwise provided herein, following the Effective Time, Prison Realty shall honor, or cause to be honored, all obligations under employment agreements, Prison Realty Benefit Plans and all other employee benefit plans, programs, policies and arrangements of any of the parties hereto in accordance with the terms thereof. Nothing herein shall be construed to prohibit Prison Realty from amending or terminating such agreements, programs, policies and arrangements in accordance with the terms thereof and with applicable law.


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
        SECTION 5.06 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

        SECTION 5.07 Indemnification, Exculpation and Insurance.

        (a) Prison Realty, the Acquisition Companies, CCA, PMSI and JJFMSI agree that all rights to indemnification and exculpation from liability for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of the current or former directors or officers of the parties hereto, or their Subsidiaries (such persons, "Indemnified Persons") as provided in their respective charter (or similar constitutive documents) or bylaws and any existing indemnification agreements or arrangements of Prison Realty, the Acquisition Companies, CCA, PMSI or JJFMSI shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would in any manner adversely affect the rights thereunder of any such Indemnified Persons. The parties hereto agree that Prison Realty shall maintain, for a period of six years from the Effective Time, each parties' current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") for all Indemnified Persons; provided, however, that the Surviving Companies or Prison Realty, as appropriate, may, in lieu of maintaining such existing D&O Insurance as provided above, cause comparable coverage to be provided under any policy issued by an insurer substantially comparable to the insurer with respect to the existing D&O Insurance, so long as the terms thereof are no less advantageous to the Indemnified Parties than the existing D&O Insurance. If the existing D&O Insurance expires, is terminated or canceled during such six-year period, Prison Realty will use its reasonable best efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period on terms and conditions no less advantageous in any material respect than the existing D&O Insurance.

        (b) The parties hereto agree that the provisions of this Section 5.07 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and each Indemnified Person's heirs and representatives, and
(ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

        (c) The parties hereto agree that in the event that Prison Realty or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made by such person so that the successors and assigns of such Surviving Company assume the obligations of the parties hereto and such Surviving Company set forth in this Section 5.07.

        SECTION 5.08 Transfer Taxes. All state, local, foreign or provincial sales, use, real property transfer, stock transfer or similar taxes (including any interest or penalties with respect


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
thereto, but not including any shareholder-level taxes based upon net income) attributable to the Merger shall be timely paid by Prison Realty.

        SECTION 5.09 Resignation of Directors and Officers. Prior to the Effective Time, CCA, PMSI and JJFMSI shall deliver to Prison Realty evidence satisfactory to Prison Realty of the resignation of the directors and officers of CCA, PMSI and JJFMSI, respectively, effective at the Effective Time.

        SECTION 5.10 Stock Exchange Listing. The Surviving Companies and Prison Realty shall each use their reasonable best efforts to cause the Prison Realty Stock to be issued in connection with the Merger to be listed on the NYSE, subject to official notice of issuance, if applicable.

        SECTION 5.11 Tax-Free Reorganization. Prior to the Effective Time, each party shall use its reasonable best efforts to cause the Merger to qualify as a reorganization qualifying under the provisions of Section 368(a) of the Code.

        SECTION 5.12 Shareholders' Agreements. As of the Effective Time, the Shareholders' Agreement, dated September 22, 1998, among certain shareholders of CCA, the Shareholders' Agreement, dated September 22, 1998, among certain shareholders of PMSI, and the Shareholders' Agreement, dated September 22, 1998, among certain shareholders of JJFMSI shall each be terminated and shall no longer have any force or effect.

        SECTION 5.13 Lock-Up Agreement. As of the Effective Time, each of the holders of shares of CCA Common Stock whose shares are not subject to forfeiture under the CCA Restricted Stock Plan shall enter into a lock-up agreement with Prison Realty (the "Lock-Up Agreement"), a form of which is attached hereto as Exhibit A, pursuant to which each such holder shall agree not to sell, assign or otherwise transfer (collectively, a "Transfer") any shares of Prison Realty Common Stock received in connection with the Merger (the "Shares"), nor enter into any agreement regarding the same, for a period of one hundred eighty (180) days (the "180-Day Period") following the date of closing of the Merger, and further agrees not to Transfer such Shares thereafter except as follows: (i) after expiration of the 180-Day Period, a holder may Transfer up to twenty-five percent (25%) of the aggregate amount of the Shares; (ii) after December 31, 2001, a holder may Transfer up to fifty percent (50%) of the aggregate amount of the Shares; (iii) after December 31, 2002, a holder may Transfer up to seventy-five percent (75%) of the aggregate amount of the Shares; and (iv) after December 31, 2003, a holder may Transfer up to one hundred percent (100%) of the aggregate amount of the Shares.

        SECTION 5.14 Equity Incentive Plan. Following the consummation of the Merger and the related transactions, Prison Realty shall adopt a new equity incentive plan pursuant to which it will have the authority to grant options to purchase shares of Prison Realty Common Stock and other types of equity-based incentive compensation, on such terms and conditions as are approved by the Board of Directors of Prison Realty following the consummation of the Merger.


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        SECTION 5.15 Change of Corporate Name. Following the consummation of the
Merger and the related transactions, Prison Realty shall amend its charter, bylaws and organizational documents to change the name of the corporation to "Corrections Corporation of America" and the business and affairs of Prison Realty following the consummation of the Merger and the related transactions shall be conducted using the name "Corrections Corporation of America."

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

        SECTION 6.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

        (a) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        (b) No Injunctions or Restraints; Illegality. No statute, rule, regulation, judgment, writ, decree, order, temporary restraining order, preliminary or permanent injunction shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any Governmental Entity of competent jurisdiction enjoining or otherwise preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall use its reasonable best efforts to prevent the entry of any such injunction or other order or decree and to cause any such injunction or other order or decree that may be entered to be vacated or otherwise rendered of no effect.

        (c) Listing of Merger Consideration. The Prison Realty Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance, if applicable.

        (d) Registration Statement. The Registration Statement shall be satisfactory in all material respects to Prison Realty, CCA, PMSI and JJFMSI and shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

        (e) Financing. Prison Realty shall have obtained financing sufficient to fund the operations of the business of Prison Realty and the Surviving Companies after the Effective Time of the Merger and the consummation of the transactions contemplated hereby, as such financing is substantially described in and contemplated by the Commitment Letter delivered in connection with the Securities Purchase Agreement (as defined therein).

        (f) Tax-Free Reorganization. The receipt by each of Prison Realty, CCA, PMSI and JJFMSI of an opinion of its respective tax counsel to the effect that each of the CCA Merger, the


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
PMSI Merger and the JJFMSI Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code.

        SECTION 6.02 Conditions to Obligation of Prison Realty and Acquisition Companies To Effect the Merger. The obligation of Prison Realty and each Acquisition Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by Prison Realty and each Acquisition
Company:

        (a) Shareholder Approval. The Prison Realty Stockholder Approval, the CCA Shareholder Approval, the PMSI Shareholder Approval and the JJFMSI Shareholder Approval shall have been obtained.

        (b) Representations and Warranties. The representations and warranties of CCA, PMSI and JJFMSI set forth in this Agreement shall be true and correct, except that this condition shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a material adverse effect on CCA, PMSI or JJFMSI, respectively, as of the date of this Agreement and as of the Closing Date, except as otherwise contemplated by this Agreement, and Prison Realty and the respective Acquisition Company shall have received a certificate to such effect signed on the Closing Date on behalf of each such entity by the Chief Executive Officer and Secretary.

        (c) Performance of Obligations of Other Parties. CCA, PMSI and JJFMSI shall have performed in all material respects all material obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Prison Realty shall have received a certificate to such effect signed on behalf of each party by its Chief Executive Officer or Chief Financial Officer.

        (d) Consents, etc. Prison Realty shall have received evidence, in form and substance reasonably satisfactory to it, that such consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, other than those the failure of which to be obtained, individually or in the aggregate, would not have a material adverse effect on Prison Realty, CCA, PMSI or JJFMSI.

        (e) Bring-Down Opinion. Prison Realty shall have received a bring-down of the Merrill Lynch Prison Realty Opinion on each of the date of mailing of the Proxy Statement-Prospectus to the stockholders of Prison Realty and on the date of Closing.

        (f) Consents to Assignment of Management Contracts. To the extent required by applicable law and the provisions of the contracts, CCA, PMSI and JJFMSI shall have obtained all necessary written consents of governmental authorities to the performance of their respective facility management contracts by Prison Realty and/or the Acquisition Companies after the Merger.


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        (g) Prison Realty Senior Notes. To the extent required under the terms of the Senior Notes (as hereinafter defined), Prison Realty shall have obtained the separate consent to the consummation of the Merger and related transactions from the holders of its 12% Senior Notes (the "Senior Notes") in accordance with the terms of (i) an Indenture, dated as of June 10, 1999, between Prison Realty and State Street Bank and Trust Company ("State Street"), as Trustee (the "Master Indenture"), and (ii) a First Supplemental Indenture, dated as of June 11, 1999, between Prison Realty and State Street, as Trustee (the "Supplemental Indenture"), or, in the alternative, Prison Realty shall have redeemed such Senior Notes pursuant to the terms of the Supplemental Indenture.

        (h) Execution of Lock-Up Agreement. The Lock-Up Agreement shall have been executed and delivered in accordance with Section 5.13.

        (i) Purchase of CCA Common Stock Held by Baron and Sodexho. Prison Realty shall have purchased the CCA Common Stock held by each of Baron and Sodexho Alliance, S.A. ("Sodexho") pursuant to the terms and conditions set forth in that certain Stock Purchase Agreement, dated the date hereof, among Prison Realty, Baron and Sodexho (the "Baron/Sodexho Stock Purchase Agreement").

        (j) Purchase of PMSI Common Stock Held by Privatized Management LLC. Prison Realty shall have purchased the PMSI Common Stock held by Privatized Management Services, LLC ("Privatized Management LLC") pursuant to the terms and conditions set forth in that certain Stock Purchase Agreement, dated the date hereof, between Prison Realty, PMSI and Privatized Management LLC.

        (k) Purchase of JJFMSI Common Stock Held by Correctional Services LLC. Prison Realty shall have purchased the JJFMSI Common Stock held by Correctional Services Investors, LLC ("Correctional Services LLC") pursuant to the terms and conditions set forth in that certain Stock Purchase Agreement, dated the date hereof, between Prison Realty, JJFMSI and Correctional Services LLC.

        SECTION 6.03 Conditions to Obligation of PMSI To Effect the Merger. The obligation of PMSI to effect the Merger is subject to the satisfaction of the following conditions unless waived by PMSI:

        (a) Representations and Warranties. The representations and warranties of Prison Realty set forth in this Agreement shall be true and correct, except that this condition shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a material adverse effect on Prison Realty as of the date of this Agreement and as of the Closing Date, except as otherwise contemplated by this Agreement, and PMSI shall have received a certificate to such effect signed on the Closing Date on behalf of Prison Realty by its Chief Executive Officer and Secretary.


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
        (b) Shareholder Approval. The Prison Realty Stockholder Approval and the PMSI Shareholder Approval shall have been obtained.

        (c) Purchase of PMSI Common Stock Held by Privatized Management LLC. Prison Realty shall have purchased the PMSI Common Stock held by Privatized Management LLC pursuant to the terms and conditions set forth in that certain Stock Purchase Agreement, dated the date hereof, between Prison Realty, PMSI and Privatized Management LLC.

        SECTION 6.04 Conditions to Obligation of JJFMSI To Effect the Merger. The obligation of the JJFMSI to effect the Merger is subject to the satisfaction of the following conditions unless waived by JJFMSI:

        (a) Representations and Warranties. The representations and warranties of Prison Realty set forth in this Agreement shall be true and correct, except that this condition shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a material adverse effect on Prison Realty as of the date of this Agreement and as of the Closing Date, except as otherwise contemplated by this Agreement, and JJFMSI shall have received a certificate to such effect signed on the Closing Date on behalf of Prison Realty by its Chief Executive Officer and Secretary.

        (b) Shareholder Approval. The Prison Realty Stockholder Approval and the JJFMSI Shareholder Approval shall have been obtained.

        (c) Purchase of JJFMSI Common Stock Held by Correctional Services LLC. Prison Realty shall have purchased the JJFMSI Common Stock held by Correctional Services LLC pursuant to the terms and conditions set forth in that certain Stock Purchase Agreement, dated the date hereof, between Prison Realty, JJFMSI and Correctional Services LLC.

        SECTION 6.05 Conditions to Obligation of CCA To Effect the Merger. The obligation of CCA to effect the Merger is subject to the satisfaction of the following conditions unless waived by CCA:

        (a) Representations and Warranties. The representations and warranties of Prison Realty set forth in this Agreement shall be true and correct, except that this condition shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct do not individually or in the aggregate have a material adverse effect on Prison Realty as of the date of this Agreement and as of the Closing Date, except as otherwise contemplated by this Agreement, and CCA shall have received a certificate to such effect signed on the Closing Date on behalf of Prison Realty by its Chief Executive Officer and Secretary.


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
        (b) Bring-Down Opinion. CCA shall have received a bring-down of the Merrill Lynch CCA Opinion on each of the date of mailing of the Proxy Statement-Prospectus to the shareholders of CCA and on the date of Closing.

        (c) Performance of Obligations of Prison Realty. Prison Realty shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and CCA shall have received a certificate to such effect signed on behalf of Prison Realty by its Chief Executive Officer or Chief Financial Officer.

        (d) Shareholder Approval. The Prison Realty Stockholder Approval and the CCA Shareholder Approval shall have been obtained.

        (e) Purchase of CCA Common Stock Held by Baron and Sodexho. Prison Realty shall have purchased the CCA Common Stock held by Baron and Sodexho pursuant to the terms and conditions set forth in the Baron/Sodexho Stock Purchase Agreement.

        SECTION 6.06 Frustration of Closing Conditions. No party to this Agreement may rely on the failure of any condition set forth in Sections 6.01 through 6.05, as the case may be, to be satisfied if such failure was caused by such party's failure to use all reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

        SECTION 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Prison Realty Stockholder Approval, the CCA Shareholder Approval, the PMSI Shareholder Approval and the JJFMSI Shareholder Approval are received:

        (a)    by mutual written consent of the parties hereto;

        (b) by Prison Realty, CCA, PMSI or JJFMSI upon written notice to the other parties:

               (i) if any Governmental Entity of competent jurisdiction shall have issued a permanent injunction or other order or decree enjoining or otherwise preventing the consummation of the Merger and such injunction or other order or decree shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this clause (i) shall have used its reasonable best efforts to prevent or contest the imposition of, or seek the lifting or stay of, such injunction, order or decree;


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
               (ii) if the Merger shall not have been consummated on or before July 31, 2000, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

               (iii) if, upon a vote at a duly held Prison Realty Stockholders' Meeting or any adjournment thereof, the Prison Realty Stockholder Approval shall not have been obtained;

        (c) by Prison Realty upon written notice to the other parties if, upon a vote at a duly held CCA Shareholders' Meeting or any adjournment thereof, the CCA Shareholder Approval shall not have been obtained;

        (d) by Prison Realty upon written notice to the other parties if, upon a vote at a duly held PMSI Shareholders' Meeting or any adjournment thereof, the PMSI Shareholder Approval shall not have been obtained; or

        (e) by Prison Realty upon written notice to the other parties if, upon a vote at a duly held JJFMSI Shareholders' Meeting or any adjournment thereof, the JJFMSI Shareholder Approval shall not have been obtained;

        (f) by Prison Realty upon written notice to the remaining parties, if the Board of Directors of CCA, PMSI or JJFMSI or any committee thereof shall have withdrawn or modified in a manner adverse to Prison Realty its approval or recommendation of the Merger or this Agreement or resolved to do so;

        (g) by CCA, PMSI or JJFMSI upon written notice to the remaining parties, if the Board of Directors of Prison Realty or any committee thereof shall have withdrawn or modified in a manner adverse to such terminating party its approval or recommendation of the Merger or this Agreement or resolved to do so;

        (h) unless the party seeking to terminate this Agreement is in material breach of its obligations hereunder, by CCA, PMSI or JJFMSI upon written notice to the other parties if Prison Realty breaches or fails to perform any of its representations, warranties, covenants or other agreements hereunder, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03, 6.04 or 6.05 hereof and (B) is incapable of being cured by Prison Realty or is not cured within thirty (30) days after the terminating party gives written notice of such breach to Prison Realty and such a cure is not effected during such period; or

        (i) unless Prison Realty is in material breach of its obligations hereunder, by Prison Realty upon written notice to the other parties if either CCA, PMSI or JJFMSI breaches or fails to perform any of their representations, warranties, covenants or other agreements hereunder, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section
6.02 hereof and (B) is incapable of being cured by the party so breaching or failing to perform or


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
is not cured within thirty (30) days after Prison Realty gives written notice of such breach to the breaching party and such a cure is not effected during such period.

        SECTION 7.02 Effect of Termination. In the event of termination of this Agreement by Prison Realty as provided in Section 7.01 herein, this Agreement shall, at the election of Prison Realty, either: (i) forthwith become void and have no effect; or (ii) terminate only as to the merger with the party with respect to which the grounds for termination have arisen and otherwise the Agreement shall continue in full force and effect with respect to the mutual obligations of, and merger of, Prison Realty and the other parties, and, except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, there shall be no liability or obligation on the part of CCA, PMSI and JJFMSI except with respect to Section 5.06, this Section
7.02 and Article VIII hereof, which provisions shall survive such termination. In the event of termination of this Agreement by CCA, PMSI or JJFMSI, this Agreement shall, at the election of Prison Realty, terminate only in respect of the merger with such terminating party, and the Agreement shall continue in full force and effect with respect to the mutual obligations of, and merger among, Prison Realty and the other parties not so terminating.

        SECTION 7.03 Amendment. This Agreement may be amended by the parties hereto at any time before or after the Prison Realty Stockholder Approval, the CCA Shareholder Approval, the PMSI Shareholder Approval and the JJFMSI Shareholder Approval is received, provided that after receipt of the Prison Realty Stockholder Approval, the CCA Shareholder Approval, the PMSI Shareholder Approval or the JJFMSI Shareholder Approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        SECTION 7.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        SECTION 7.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section
7.04 shall, in order to be effective, require action by the Board of Directors, or the duly authorized committee of such Board to the extent permitted by law, of the party authorizing such action.


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                                  ARTICLE VIII

                               GENERAL PROVISIONS

        SECTION 8.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        SECTION 8.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        if to Prison Realty, to:

        Prison Realty Trust, Inc.
        10 Burton Hills Boulevard, Suite 100
        Nashville, Tennessee 37215
        Attention: Doctor R. Crants, Jr., Chairman of the Board of Directors
                   and Chief Executive Officer
        Facsimile: (615) 263-0234

        with a copy to:

        Stokes & Bartholomew, P.A.
        424 Church Street, Suite 2800
        Nashville, Tennessee 37219-2323
        Attention: Elizabeth E. Moore, Esq.
        Facsimile: (615) 259-1470

        if to CCA, to:

        Corrections Corporation of America
        10 Burton Hills Boulevard
        Nashville, Tennessee 37215
        Attention: J. Michael Quinlan, President and Chief Operating Officer
        Facsimile: (615) 263-3010
        with a copy to:

        Sherrard & Roe, PLC
        424 Church Street, Suite 2000
        Nashville, Tennessee 37219
        Attention: John R. Voigt, Esq.
        Facsimile: (615) 742-4239

        if to PMSI, to:

        Prison Management Services, Inc.
        10 Burton Hills Boulevard
        Nashville, Tennessee 37215
        Attention:  Darrell K. Massengale, Chief Executive Officer and President
        Facsimile: (615) 263-3170

        if to JJFMSI, to:

        Juvenile and Jail Facility Management Services, Inc.
        10 Burton Hills Boulevard
        Nashville, Tennessee 37215
        Attention: Darrell K. Massengale, Chief Executive Officer and President
        Facsimile: (615) 263-3170

        SECTION 8.03 Definitions; Interpretation.

        (a)    As used in this Agreement:

               (i) unless otherwise expressly provided herein, an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise;

               (ii) "business day" means any day on which banks are not required or authorized to close in the City of New York;

               (iii) "material adverse effect" means any change, effect, event, occurrence or development that is, or is reasonably likely to be, materially adverse to the business, results of operations or financial condition of a party hereto or its Subsidiaries, taken as a whole, other than any change, effect, event or occurrence relating to or arising out of (A) the economy or securities markets in general, (B) this Agreement or the transactions contemplated hereby or the announcement thereof, including, but not limited to, changes in methods of accounting with


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
respect to the financial statements of a party hereto or its Subsidiaries as precipitated by this Agreement or the transactions contemplated hereby or by the review of the SEC of the Prison Realty Filed SEC Documents or the Proxy Statement-Prospectus, or (C) private corrections industry in general, and not specifically relating to the parties hereto or their Subsidiaries;

               (iv) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

               (v) "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are not such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.

        (b) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article, Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

        SECTION 8.04 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party.

        SECTION 8.05 Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) other than Section
5.07 of this Agreement, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        SECTION 8.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to any principles of conflicts of law of such State.

        SECTION 8.07 Publicity. Except as otherwise permitted by this Agreement or required by law or the rules of the NYSE, so long as this Agreement is in effect, no party to this Agreement shall, or shall permit any of its affiliates to, issue or cause the publication of any press release or other public announcement or statement with respect to this Agreement or the transactions contemplated hereby without first obtaining the consent of the other parties hereto. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

        SECTION 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment that is not so consented to shall be null and void; provided that, if necessary or advisable under applicable provisions of corporate or tax law, Prison Realty may assign its rights hereunder to any of its Subsidiaries or affiliates to cause CCA, PMSI and/or JJFMSI to merge with a Subsidiary or affiliate of Prison Realty, but no such assignment shall relieve Prison Realty of its obligations hereunder including the obligations to deliver the CCA Merger Consideration, the PMSI Merger Consideration or the JJFMSI Merger Consideration. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        SECTION 8.09 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Tennessee or in any Tennessee state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Tennessee or any Tennessee state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.


                           [SIGNATURE PAGES TO FOLLOW]


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
         Accepted and agreed to this 26th day of December, 1999.

                                       PRISON REALTY TRUST, INC.

                                       By:         /s/ Doctor R. Crants
                                              ----------------------------------

                                       Name:       Doctor R. Crants
                                              ----------------------------------

                                       Title:      Chief Executive Officer
                                              ----------------------------------

                                       CCA ACQUISITION SUB, INC.

                                       By:         /s/ Darrell K. Massengale
                                              ----------------------------------
                                       Name:       Darrell K. Massengale
                                              ----------------------------------
                                       Title:      President and CEO
                                              ----------------------------------

                                       PMSI ACQUISITION SUB, INC.

                                       By:         /s/ Darrell K. Massengale
                                              ----------------------------------
                                       Name:       Darrell K. Massengale
                                              ----------------------------------
                                       Title:      President and CEO
                                              ----------------------------------

                                       JJFMSI ACQUISITION SUB, INC.

                                       By:         /s/ Darrell K. Massengale
                                              ----------------------------------
                                       Name:       Darrell K. Massengale
                                              ----------------------------------
                                       Title:      President and CEO
                                              ----------------------------------


                      [ADDITIONAL SIGNATURE PAGE TO FOLLOW]

                                        CORRECTIONS CORPORATION OF AMERICA

                                        By:         /s/ Darrell K. Massengale
                                              ----------------------------------
                                        Name:       Darrell K. Massengale
                                              ----------------------------------
                                        Title:      CFO and Secretary
                                              ----------------------------------

                                        PRISON MANAGEMENT SERVICES, INC.

                                        By:         /s/ Darrell K. Massengale
                                              ----------------------------------
                                        Name:       Darrell K. Massengale
                                              ----------------------------------
                                        Title:      President and CEO
                                              ----------------------------------

                                        JUVENILE AND JAIL FACILITY
                                        MANAGEMENT SERVICES, INC.

                                        By:         /s/ Darrell K. Massengale
                                              ----------------------------------
                                        Name:       Darrell K. Massengale
                                              ----------------------------------
                                        Title:      President and CEO
                                              ----------------------------------

                                    EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT

                                December __, 1999

Prison Realty Trust, Inc.
10 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215

Re: Shares of Common Stock to be Issued by Prison Realty Trust, Inc. in Connection with the Merger of Corrections Corporation of America with and into Prison Realty Trust, Inc.

Ladies and Gentlemen:

        The undersigned understands that as a result of the merger (the "Merger") of Corrections Corporation of America, a Tennessee corporation formerly known as Correctional Management Services Corporation ("CCA"), with and into CCA Acquisition Sub, Inc., a Tennessee corporation and wholly-owned subsidiary of Prison Realty Trust, Inc. (the "Company"), shares of capital stock held by the undersigned in CCA will be exchanged or converted into shares of common stock (the "Common Stock") of the Company. In consideration of the foregoing and in connection with the Merger, the undersigned hereby agrees that the undersigned will not, without the prior written approval of the Board of Directors of the Company, offer for sale, sell, transfer, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly (collectively, a "Transfer"), any shares of Common Stock received in connection with the Merger (the "Shares"), nor enter into any agreement regarding the same, for a period of one hundred eighty (180) days (the "180-Day Period") following the date of closing of the Merger, and further agrees not to Transfer such Shares thereafter except as follows: (i) after expiration of the 180-Day Period, a holder may Transfer up to twenty-five percent (25%) of the aggregate amount of the Shares;
(ii) after December 31, 2001, a holder may Transfer up to fifty percent (50%) of the aggregate amount of the Shares; (iii) after December 31, 2002, a holder may Transfer up to seventy-five percent (75%) of the aggregate amount of the Shares; and (iv) after December 31, 2003, a holder may Transfer up to one hundred percent (100%) of the aggregate amount of the Shares.

        The foregoing agreements shall be binding on the undersigned and the undersigned's respective heirs, personal representatives, successors and assigns.

        It is understood that if the Merger is not consummated this agreement shall terminate.

                               Sincerely,




                               Signature:
                                         -----------------------------------
                               Name:
                                         -----------------------------------

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                                  SCHEDULE 1.06



                            [INTENTIONALLY OMITTED]

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                                  SCHEDULE 1.07


                            [INTENTIONALLY OMITTED]








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